                                                                     EXHIBIT 4.2


================================================================================

                 ---------------------------------------------

                             ATRIUM COMPANIES, INC.

                                   as Issuer,

                            H-R WINDOW SUPPLY, INC.
                VINYL BUILDING SPECIALTIES OF CONNECTICUT, INC.
                   BISHOP MANUFACTURING CO. OF NEW YORK, INC.
                   BISHOP MANUFACTURING COMPANY, INCORPORATED

                                      and

                 BISHOP MANUFACTURING CO. OF NEW ENGLAND, INC.

                            as Subsidiary Guarantors

                                      and

                    UNITED STATES TRUST COMPANY OF NEW YORK

                                   as Trustee

                                  $100,000,000

              10 1/2% SENIOR SUBORDINATED NOTES DUE 2006, SERIES A 10 1/2% SENIOR SUBORDINATED NOTES DUE 2006, SERIES B

                          ----------------------------

                                   INDENTURE

                         Dated as of November 27, 1996

                         -----------------------------

================================================================================

                             CROSS-REFERENCE TABLE

TIA                                                              Indenture
Section                                                          Section
-------                                                          ---------
310(a)(1)                    ..............................        7.10
   (a)(2)                    ..............................        7.10
   (a)(3)                    ..............................        N.A.
   (a)(4)                    ..............................        N.A.
   (b)                       ..............................        7.8; 7.10
   (c)                       ..............................        N.A.
311(a)                       ..............................       7.11
   (b)                       ..............................       7.11
   (c)                       ..............................        N.A.
312(a)                       ..............................        2.5
   (b)                       ..............................       12.3
   (c)                       .............................        12.3
313(a)                       ..............................        7.6
   (b)(1)                    ..............................        N.A.
   (b)(2)                    ..............................        7.6
   (c)                       ..............................        7.6
   (d)                       ..............................        7.6
314(a)                       ..............................        4.2
4.10                         ..............................       12.2
   (b)                       ..............................        N.A.
   (c)(1)                    ..............................       12.4
   (c)(2)                    ..............................       12.4
   (c)(3)                    ..............................        N.A.
   (d)                       ..............................        N.A.
   (e)                       ..............................       12.5
   (f)                       ..............................        4.9
315(a)                       ..............................        7.1
   (b)                       ..............................        7.5; 12.2
   (c)                       ..............................        7.1
   (d)                       ..............................        7.1
   (e)                       ..............................        6.11
316(a)(last sentence)        ..............................       12.6
   (a)(1)(A)                 ..............................        6.5
   (a)(1)(B)                 ..............................        6.4
   (a)(2)                    ..............................        N.A.

   (b)                       ..............................        6.7
317(a)(1)                    ..............................        6.8
   (a)(2)                    ..............................        6.9
   (b)                       ..............................        2.4
318(a)                       ..............................       12.1

         N.A. means Not Applicable.

--------------------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                               TABLE OF CONTENTS


                                                                            Page
ARTICLE I                      Definitions and Incorporation by Reference .    1
         SECTION 1.1.          Definitions  . . . . . . . . . . . . . . . .    1
         SECTION 1.2.          Other Definitions  . . . . . . . . . . . . .   25
         SECTION 1.3.          Incorporation by Reference of Trust
                                 Indenture Act. . . . . . . . . . . . . . .   26
         SECTION 1.4.          Rules of Construction  . . . . . . . . . . .   27

ARTICLE II                     The Securities . . . . . . . . . . . . . . .   27
         SECTION 2.1.          Form and Dating  . . . . . . . . . . . . . .   27
         SECTION 2.2.          Execution and Authentication.  . . . . . . .   28
         SECTION 2.3.          Registrar and Paying Agent.  . . . . . . . .   29
         SECTION 2.4.          Paying Agent to Hold Money in Trust. . . . .   30
         SECTION 2.5.          Securityholder Lists.  . . . . . . . . . . .   30
         SECTION 2.6.          Transfer and Exchange. . . . . . . . . . . .   30
         SECTION 2.7.          Replacement Securities.  . . . . . . . . . .   31
         SECTION 2.8.          Outstanding Securities.  . . . . . . . . . .   32
         SECTION 2.9.          Treasury Securities. . . . . . . . . . . . .   32
         SECTION 2.10.         Temporary Securities.  . . . . . . . . . . .   32
         SECTION 2.11.         Cancellation.  . . . . . . . . . . . . . . .   33
         SECTION 2.12.         Defaulted Interest.  . . . . . . . . . . . .   33
         SECTION 2.13.         CUSIP Number . . . . . . . . . . . . . . . .   33
         SECTION 2.14.         Deposit of Moneys  . . . . . . . . . . . . .   33
         SECTION 2.15.         Restrictive Legends  . . . . . . . . . . . .   34
         SECTION 2.16.         Book-Entry Provisions for Global
                                 Security . . . . . . . . . . . . . . . . .   36
         SECTION 2.17.         Special Transfer Provisions  . . . . . . . .   37
         SECTION 2.18.         Persons Deemed Owners. . . . . . . . . . . .   39
         SECTION 2.19.         Record Date  . . . . . . . . . . . . . . . .   39

ARTICLE III                    Redemption . . . . . . . . . . . . . . . . .   40
         SECTION 3.1.          Notices to Trustee . . . . . . . . . . . . .   40
         SECTION 3.2.          Selection of Securities To Be Redeemed . . .   40
         SECTION 3.3.          Notice of Redemption . . . . . . . . . . . .   40
         SECTION 3.4.          Effect of Notice of Redemption . . . . . . .   42
         SECTION 3.5.          Deposit of Redemption Price  . . . . . . . .   42
         SECTION 3.6.          Securities Redeemed in Part  . . . . . . . .   42

                                                                            Page
                                                                            ----
ARTICLE IV                     Covenants  . . . . . . . . . . . . . . . . .   43
         SECTION 4.1.          Payment of Securities  . . . . . . . . . . .   43
         SECTION 4.2.          SEC Reports  . . . . . . . . . . . . . . . .   43
         SECTION 4.3.          Limitation on Indebtedness . . . . . . . . .   44
         SECTION 4.4.          Limitation on Restricted Payments  . . . . .   45
         SECTION 4.5.          Limitation on Restrictions on
                                 Distributions from Restricted
                                 Subsidiaries . . . . . . . . . . . . . . .   49
         SECTION 4.6.          Limitation on Sales of Assets and
                                 Subsidiary Stock . . . . . . . . . . . . .   50
         SECTION 4.7.          Limitation on Affiliate Transactions . . . .   53
         SECTION 4.8.          Change of Control  . . . . . . . . . . . . .   54
         SECTION 4.9.          Limitation on Capital Stock of
                                 Restricted Subsidiaries. . . . . . . . . .   56
         SECTION 4.10.         Limitation on Layering . . . . . . . . . . .   56
         SECTION 4.11.         Compliance Certificate . . . . . . . . . . .   56
         SECTION 4.12.         Further Instruments and Acts . . . . . . . .   57
         SECTION 4.13.         Use of Proceeds  . . . . . . . . . . . . . .   57
         SECTION 4.14.         Maintenance of Office or Agency  . . . . . .   57
         SECTION 4.15.         Taxes  . . . . . . . . . . . . . . . . . . .   58
         SECTION 4.16.         Stay, Extension and Usury Laws . . . . . . .   58
         SECTION 4.17.         Corporate Existence  . . . . . . . . . . . .   58

ARTICLE V                      Successor Company  . . . . . . . . . . . . .   59
         SECTION 5.1.          When Company May Merge or Transfer
                                 Assets . . . . . . . . . . . . . . . . . .   59

ARTICLE VI                     Defaults and Remedies  . . . . . . . . . . .   60
         SECTION 6.1.          Events of Default  . . . . . . . . . . . . .   60
         SECTION 6.2.          Acceleration . . . . . . . . . . . . . . . .   63
         SECTION 6.3.          Other Remedies . . . . . . . . . . . . . . .   63
         SECTION 6.4.          Waiver of Past Defaults  . . . . . . . . . .   63
         SECTION 6.5.          Control by Majority  . . . . . . . . . . . .   64
         SECTION 6.6.          Limitation on Suits  . . . . . . . . . . . .   64
         SECTION 6.7.          Rights of Holders to Receive Payment . . . .   65
         SECTION 6.8.          Collection Suit by Trustee . . . . . . . . .   65
         SECTION 6.9.          Trustee May File Proofs of Claim . . . . . .   65
         SECTION 6.10.         Priorities . . . . . . . . . . . . . . . . .   65
         SECTION 6.11.         Undertaking for Costs  . . . . . . . . . . .   66

                                                                            Page
                                                                            ----
ARTICLE VII                    Trustee  . . . . . . . . . . . . . . . . . .   66
         SECTION 7.1.          Duties of Trustee  . . . . . . . . . . . . .   66
         SECTION 7.2.          Rights of Trustee  . . . . . . . . . . . . .   68
         SECTION 7.3.          Individual Rights of Trustee . . . . . . . .   69
         SECTION 7.4.          Trustee's Disclaimer . . . . . . . . . . . .   69
         SECTION 7.5.          Notice of Defaults . . . . . . . . . . . . .   69
         SECTION 7.6.          Reports by Trustee to Holders  . . . . . . .   69
         SECTION 7.7.          Compensation and Indemnity . . . . . . . . .   70
         SECTION 7.8.          Replacement of Trustee . . . . . . . . . . .   70
         SECTION 7.9.          Successor Trustee by Merger  . . . . . . . .   72
         SECTION 7.10.         Eligibility; Disqualification  . . . . . . .   72
         SECTION 7.11.         Preferential Collection of Claims
                                 Against Company  . . . . . . . . . . . . .   72

ARTICLE VIII                   Discharge of Indenture; Defeasance . . . . .   72
         SECTION 8.1.          Discharge of Liability on Securities;
                               Defeasance . . . . . . . . . . . . . . . . .   72
         SECTION 8.2.          Conditions to Defeasance . . . . . . . . . .   74
         SECTION 8.3.          Application of Trust Money . . . . . . . . .   75
         SECTION 8.4.          Repayment to Company . . . . . . . . . . . .   76
         SECTION 8.5.          Indemnity for U.S. Government
                                 Obligations  . . . . . . . . . . . . . . .   76
         SECTION 8.6.          Reinstatement  . . . . . . . . . . . . . . .   76

ARTICLE IX                     Amendments . . . . . . . . . . . . . . . . .   77
         SECTION 9.1.          Without Consent of Holders . . . . . . . . .   77
         SECTION 9.2.          With Consent of Holders  . . . . . . . . . .   78
         SECTION 9.3.          Compliance with Trust Indenture Act  . . . .   80
         SECTION 9.4.          Revocation and Effect of Consents and
                                 Waivers  . . . . . . . . . . . . . . . . .   80
         SECTION 9.5.          Notation on or Exchange of Securities  . . .   81
         SECTION 9.6.          Trustee To Sign Amendments . . . . . . . . .   81

ARTICLE X                      Subordination  . . . . . . . . . . . . . . .   81
         SECTION 10.1.         Agreement To Subordinate . . . . . . . . . .   81
         SECTION 10.2.         Liquidation, Dissolution, Bankruptcy . . . .   82
         SECTION 10.3.         Default on Senior Indebtedness or
                                 Guarantor Senior Indebtedness  . . . . . .   82
         SECTION 10.4.         Acceleration of Payment of Securities  . . .   84
         SECTION 10.5.         When Distribution Must Be Paid Over  . . . .   84
         SECTION 10.6.         Subrogation  . . . . . . . . . . . . . . . .   84

                                                                            Page
                                                                            ----
         SECTION 10.7.         Relative Rights  . . . . . . . . . . . . . .   84
         SECTION 10.8.         Subordination May Not Be Impaired by
                                 Company or the Subsidiary Guarantors . . .   85
         SECTION 10.9.         Rights of Trustee and Paying Agent . . . . .   85
         SECTION 10.10.        Distribution or Notice to Representative . .   85
         SECTION 10.11.        Article X Not To Prevent Events of
                                 Default or Limit Right To Accelerate . . .   86
         SECTION 10.12.        Trust Moneys Not Subordinated  . . . . . . .   86
         SECTION 10.13.        Trustee Entitled To Rely . . . . . . . . . .   86
         SECTION 10.14.        Trustee To Effectuate Subordination  . . . .   87
         SECTION 10.15.        Trustee Not Fiduciary for Holders of
                                 Senior Indebtedness and Subsidiary
                                 Guarantor Senior Indebtedness  . . . . . .   87
         SECTION 10.16.        Reliance by Holders of Senior
                                 Indebtedness and Guarantor Senior
                                 Indebtedness on Subordination Provisions .   87

ARTICLE XI                     Subsidiary Guarantee . . . . . . . . . . . .   88
         SECTION 11.1.         Subsidiary Guarantee . . . . . . . . . . . .   88
         SECTION 11.2.         Limitation on Liability  . . . . . . . . . .   91
         SECTION 11.3.         Successors and Assigns . . . . . . . . . . .   91
         SECTION 11.4.         No Waiver  . . . . . . . . . . . . . . . . .   92
         SECTION 11.5.         Right of Contribution  . . . . . . . . . . .   92
         SECTION 11.6.         No Subrogation . . . . . . . . . . . . . . .   92
         SECTION 11.7.         Additional Subsidiary Guarantors . . . . . .   93
         SECTION 11.8.         Execution and Delivery of Subsidiary
                                 Guarantee  . . . . . . . . . . . . . . . .   93
         SECTION 11.9.         Modification . . . . . . . . . . . . . . . .   93
         SECTION 11.10.        Waiver of Stay, Extension or Usury Laws  . .   94

ARTICLE XII                    Miscellaneous  . . . . . . . . . . . . . . .   94
         SECTION 12.1.         Trust Indenture Act Controls . . . . . . . .   94
         SECTION 12.2.         Notices  . . . . . . . . . . . . . . . . . .   94
         SECTION 12.3.         Communication by Holders with other
                                 Holders  . . . . . . . . . . . . . . . . .   95
         SECTION 12.4.         Certificate and Opinion as to Conditions
                                 Precedent  . . . . . . . . . . . . . . . .   96
         SECTION 12.5.         Statements Required in Certificate or
                                 Opinion  . . . . . . . . . . . . . . . . .   96
         SECTION 12.6.         When Securities Disregarded  . . . . . . . .   96

                                                                            Page
                                                                            ----
         SECTION 12.7.         Rules by Trustee, Paying Agent and
                                 Registrar  . . . . . . . . . . . . . . . .   97
         SECTION 12.8.         Legal Holidays . . . . . . . . . . . . . . .   97
         SECTION 12.9.         Governing Law  . . . . . . . . . . . . . . .   97
         SECTION 12.10.        No Recourse Against Others . . . . . . . . .   97
         SECTION 12.11.        Successors . . . . . . . . . . . . . . . . .   97
         SECTION 12.12.        Multiple Originals . . . . . . . . . . . . .   97
         SECTION 12.13.        Variable Provisions  . . . . . . . . . . . .   97
         SECTION 12.14.        Qualification of Indenture . . . . . . . . .   98
         SECTION 12.15.        Table of Contents; Headings  . . . . . . . .   98
         SECTION 12.16.        Severability . . . . . . . . . . . . . . . .   98

INDENTURE dated as of November 27, 1996, by and among Atrium Companies, Inc., a Delaware corporation (as further defined below, the "Company"), each of H-R Window Supply, Inc., a Texas corporation ("H-R"), Vinyl Building Specialties of Connecticut, Inc., a Connecticut corporation ("VBS"), Bishop Manufacturing Co. of New York, Inc., a Connecticut corporation ("BMC"), Bishop Manufacturing Company, Incorporated, a Connecticut corporation ("BMI"), and Bishop Manufacturing Company of New England, Inc., a Connecticut corporation ("BMNE"), as Subsidiary Guarantors (as defined) of the Company's obligations hereunder, and United States Trust Company of New York, a bank and trust company organized under the New York Banking Law (the "Trustee").

              The Company has duly authorized the creation and issuance of up to $100,000,000 aggregate principal amount of 10 1/2% Senior Subordinated Notes due 2006, Series A (the "Initial Securities") and $100,000,000 aggregate principal amount of 10 1/2% Senior Subordinated Notes due 2006, Series B (the "Exchange Securities,") and, to provide therefor, the Company and the Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture. All things necessary to make the Securities (as defined herein), when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company and the Subsidiary Guarantors, and to make this Indenture a valid and binding agreement of the Company and the Subsidiary Guarantors, have been done.

              The Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:


                                   ARTICLE I

                   Definitions and Incorporation by Reference

              SECTION 1.1.  Definitions.

              "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company;
(iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company; or (iv) Permitted Investments of the type and in the amounts described in clause (viii) of the definition thereof; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

              "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, the probable liability of such Subsidiary Guarantor with respect to its contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guarantee, of such Subsidiary Guarantor at such date and (y) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary by such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Subsidiary Guarantee), excluding debt in respect of the Subsidiary Guarantee, as they become absolute and matured.

              "Affiliate" of any specified person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

              "Agent" means any Registrar, Paying Agent or co-registrar.

              "Applicable Premium" means, with respect to a Security at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Security and (ii) the excess of (A) the present value at such time of (1) 105.250% of the principal amount of such Security plus (2) all required interest payments due on such Security through November 15, 2001, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over
(B) the principal amount of such Security.

              "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of (or other equity interests in) a Restricted Subsidiary (other than directors' qualifying shares), or of any other property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary, (ii) a disposition of inventory in the ordinary course of business, (iii) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (iv) dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (iv) that were consummated since the beginning of the calendar year in which such disposition is consummated, do not exceed $1 million, and (v) transactions permitted under
Section 5.1. Notwithstanding anything to the contrary contained above, a Restricted Payment made in compliance with Section 4.4 shall not constitute an Asset Disposition except for purposes of determination of the Consolidated Coverage Ratio and the Leverage Ratio.

              "Asset Swap" means the execution of a definitive agreement, subject only to customary closing conditions that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Productive Assets between the Company or any of its Restricted Subsidiaries and another Person or group of affiliated Persons; provided, however, that any amendment to or waiver of any closing condition that individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

              "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

              "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the numbers of years (rounded upwards to the nearest month) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption multiplied by the amount of such payment by (ii) the sum of all such payments.

              "Board of Directors" means the Board of Directors of any Person or any committee thereof duly authorized to act on behalf of such Board of Directors.

              "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

              "Business Day" means each day which is not a Legal Holiday.

              "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

              "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

              "Change of Control" means the occurrence of any of the following events:

                (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of this Indenture), other than to Permitted Holders; or

               (ii) a majority of the Board of Directors of Holding or the Company (but not a committee thereof) shall consist of Persons who are not Continuing Directors of Holding or the Company; or

              (iii) the acquisition by any Person or Group (other than the Permitted Holders) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of Holding or the Company or of any direct or indirect holding company thereof.

              "Code" means the Internal Revenue Code of 1986, as amended.

              "Company" means Atrium Companies, Inc., a Delaware corporation and a wholly-owned subsidiary of Holding, until a successor replaces it and, thereafter, means the successor.

              "Commission" means the U.S. Securities and Exchange Commission or its successor.

              "Consolidated Cash Flow" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense, (v) exchange or translation losses on foreign currencies, and (vi) all other non-cash items reducing Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the Stated Maturity of the Securities) and less, to the extent added in calculating Consolidated Net Income, (x) exchange or translation gains on foreign currencies and (y) non-cash items (excluding such non-cash items to the extent they represent an accrual for cash receipts reasonably expected to be received prior to the Stated Maturity of the Securities), in each case for such period. Notwithstanding the foregoing, the income tax expense, depreciation expense and amortization expense of a Subsidiary of the Company shall be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

              "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination and as to which financial statements are available to (ii) Consolidated Interest Expense for such four fiscal quarters: provided, however, that (1) if the Company or any of its Restricted Subsidiaries has Incurred any Indebtedness since the beginning of such period through the date of determination of the Consolidated Coverage Ratio that remains outstanding or if the transaction giving rise to the need to calculate Consolidated Coverage Ratio is an incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (A) such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (provided, that if such Indebtedness is Incurred under a revolving credit facility (or similar arrangement or under any predecessor revolving credit or similar arrangement) only that portion of such Indebtedness that constitutes the one year projected average balance of such Indebtedness (as determined in good faith by senior management of the Company) shall be deemed outstanding for purposes of this calculation) and (B) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,
(2) if since the beginning of such period any Indebtedness of the Company or any of its Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and has not been replaced), Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period, (3) if since the beginning of such period the Company or any of its Restricted Subsidiaries shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such period, and Consolidated

Interest Expense for such period shall be (i) reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary of the Company is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale) and (ii) increased by interest income attributable to the assets which are the subject of such Asset Disposition for such period, (4) if since the beginning of such period the Company or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary of the Company (or any Person which becomes a Restricted Subsidiary of the Company as a result thereof) or an acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder which constitutes all or substantially all of an operating unit of a business, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary of the Company since the beginning of such period) shall have made any Asset Disposition, Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary of the Company during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

              "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Restricted Subsidiaries, plus, to the extent not included in such interest expense, (i) interest expense attributable to capital leases, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vii) net payments (whether positive or negative) pursuant to Interest Rate Agreements, (viii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust and
(ix) cash and Disqualified Stock dividends in respect of all Preferred Stock of Subsidiaries and Disqualified Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary and less (a) to the extent included in such interest expense, the amortization of capitalized debt issuance costs and
(b) interest income. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary of the Company, that was not a Wholly-Owned Subsidiary, shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

              "Consolidated Net Income" means, for any period, the net income
(loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any person acquired by the Company or any of its Restricted Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) any net income of any Restricted Subsidiary of the Company if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (other than restrictions in effect on the Issue Date with respect to a Restricted Subsidiary of the Company and other than restrictions that are created or exist in compliance with Section 4.5 hereof), (iii) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, (iv) any extraordinary gain or loss, (v) the cumulative effect of a change in accounting principles, (vi) non-cash restructuring charges or writeoffs recorded within the one year period following the Issue Date in an aggregate amount not to exceed $7.5 million, (vii) the net income of any Person, other than a Restricted Subsidiary, except to the extent of the lesser of (A) dividends or distributions paid to the Company or any of its Restricted Subsidiaries by such Person and (B) the net income of such Person (but in no event less than zero), and the net loss of such Person (other than an Unrestricted Subsidiary) shall be included only to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person and (viii) any non-cash expenses attributable to grants or exercises of employee stock options. Notwithstanding the foregoing, (A) Consolidated Net Income for any period shall be reduced by the aggregate amount of dividends paid during such period pursuant to clause (v) of paragraph (b) of
Section 4.4 hereof and (B) for the purpose of Section 4.4 hereof only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(E) thereof.

              "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made and for which financial statements are available (but in no event ending more than 135 days prior to the taking of such action), as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

              "Continuing Director" means, as of the date of determination, any Person who (i) was a member of the Board of Directors of such Person on the date of the Indenture, (ii) was nominated for election or elected to the Board of Directors of such Person with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) is a representative of a Permitted Holder.

              "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.2 or such other address as to which the Trustee may give notice to the Company.

              "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

              "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

              "Depositary" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

              "Designated Senior Indebtedness" means (i) all obligations under the New Credit Facility in the case of the Company, (ii) any Guarantee by a Subsidiary Guarantor of such obligations under the New Credit Facility in the case of such Subsidiary Guarantor and (iii) any other Senior Indebtedness in the case of the Company or Guarantor Senior Indebtedness in the case of such Subsidiary Guarantor which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $5 million and is specifically designated by the Company or such Subsidiary Guarantor in the instrument evidencing or governing such Senior Indebtedness or Guarantor Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

              "Disqualified Stock" means, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event other than an event which would constitute a Change of Control (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final stated maturity of the Securities, (ii) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any Capital Stock referred to in (i) above, in each case at any time prior to the final stated maturity of the Securities.

              "Equity Offering" means an offering for cash by Holding or the Company of its common stock, or options, warrants or rights with respect to its common stock.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission promulgated thereunder.

              "Exchange Securities" has the meaning set forth in the preamble to this Indenture.

              "Financial Advisory Agreement" means the Financial Advisory Agreement between Hicks Muse Partners and the Company as in effect on the Issue Date.

              "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date hereof, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

              "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

              "Guarantor Senior Indebtedness" means, with respect to a Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter issued, any Guarantee of the New Credit Facility by such Subsidiary Guarantor, all other Guarantees by such Subsidiary Guarantor of Senior Indebtedness of the Company and all Indebtedness of such Subsidiary Guarantor, including interest and fees thereon, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations of such Subsidiary Guarantor in respect of such Indebtedness are not superior in right of payment to the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee; provided, however, that Guarantor Senior Indebtedness shall not include (1) any obligations of such Subsidiary Guarantor to the Company or any other Subsidiary of the Company, (2) any liability for Federal, state, local or other taxes owed or owing by such Subsidiary Guarantor, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities) or (4) any Indebtedness, Guarantee or obligation of such Subsidiary Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of such Subsidiary Guarantor, including any Guarantor Senior Subordinated Indebtedness and Guarantor Subordinated Obligations of such Subsidiary Guarantor.

              "Guarantor Senior Subordinated Indebtedness" means, with respect to a Subsidiary Guarantor, the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee and any other Indebtedness of such Subsidiary Guarantor that specifically provides that such Indebtedness is to rank pari passu in right of payment with the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Subsidiary Guarantor which is not Guarantor Senior Indebtedness of such Subsidiary Guarantor.

              "Guarantor Subordinated Obligation" means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee pursuant to a written agreement.

              "Hicks Muse" means Hicks, Muse, Tate & Furst, Incorporated.

              "Hicks Muse Partners" means Hicks Muse Partners, an affiliate of Hicks Muse.

              "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

              "Holding" means Atrium Corporation, a Delaware corporation and the owner of all the outstanding capital stock of the Company as of the date of this Indenture.

              "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

              "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables and accrued expenses incurred in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person,
(vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of other Persons to the extent Guaranteed by such Person, (viii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of the Company, any Preferred Stock of such Restricted Subsidiary to the extent such obligation arises on or before the Stated Maturity of the Securities (but excluding, in each case, any accrued dividends) and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations as described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability of such Person, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above at such date.

              "Indenture" means this Indenture as amended or supplemented from time to time.

              "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

              "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

              "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts payable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of Section 4.4 hereof, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors and evidenced by a resolution of the Board of Directors certified in an Officers' Certificate to the Trustee.

              "Initial Securities" has the meaning set forth in the preamble to this Indenture.

              "Issue Date" means the date on which the Initial Securities are originally issued.

              "Legal Holiday" has the meaning ascribed in Section 12.8.

              "Leverage Ratio" shall mean, as to any Person, the ratio of (i) the sum of the aggregate outstanding amount of Indebtedness of such Person and its Subsidiaries as of the date of calculation on a consolidated basis to (ii) the Consolidated Cash Flow of such Person for the last four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of determination.

              For purposes of this definition, the aggregate outstanding principal amount of Indebtedness of the Person and its Subsidiaries for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness giving rise to the need to perform such calculation had been incurred and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness is being incurred had occurred, on the date the respective calculation is required. In addition to the foregoing, for purposes of this definition, "Consolidated Cash Flow" shall be calculated on a pro forma basis after giving effect to (i) the incurrence of the Indebtedness of such Person and its Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness, other than the incurrence or repayment of Indebtedness pursuant to working capital facilities, at any time subsequent to the beginning of the Four Quarter Period and on or prior to the date of determination, as if such incurrence (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the Four Quarter Period and (ii) any Asset Disposition at any time on or subsequent to the first day of the Four Quarter Period and on or prior to the date of determination, as if such Asset Disposition occurred on the first day of the Four Quarter Period. Furthermore, in calculating "Consolidated Interest Expense" for purposes of the calculation of "Consolidated Cash Flow," (i) interest on Indebtedness determined on a fluctuating basis as of the date of determination (including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Leverage Ratio) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness as in effect on the date of determination and (ii) notwithstanding (i) above, interest determined on a fluctuating basis, to the extent such interest is covered by Interest Rate Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements so long as the respective Interest Rate Agreement has a remaining term in excess of 12 months.

              "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

              "Maturity Date" means November 15, 2006.

              "Monitoring and Oversight and Agreement" means the Monitoring and Oversight Agreement between Hicks Muse Partners, Holding and the Company as in effect on the Issue Date.

              "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets subject to such Asset Disposition) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries orjoint ventures as a result of such Asset Disposition, (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition provided, however, that upon any reduction in such reserves (other than to the extent resulting from payments of the respective reserved liabilities), Net Available Cash shall be increased by the amount of such reduction to reserves, and retained by the Company or any Restricted Subsidiary of the Company after such Asset Disposition and (v) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition); provided, however, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to the Company or any Restricted Subsidiary.

              "Net Cash Proceeds" with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

              "New Credit Facility" means the Credit Agreement, dated as of November 27, 1996, among the Company, Holding, Bankers Trust Company, as agent, and any other financial institutions from time to time party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including by way of adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

              "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

              "Offering Memorandum" means the Offering Memorandum dated November 22, 1996 relating to the Securities;

              "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of Holding, the Company or a Subsidiary Guarantor, as applicable.

              "Officers' Certificate" means a certificate signed by two
Officers.

              "Offshore Physical Securities" has the meaning provided in
Section 2.1.

              "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee and which complies, if applicable, with Section 12.5. The counsel may be an employee of or counsel to the Company or the Trustee.

              "Permitted Holders" means Hicks Muse, or any of its Affiliates, officers or directors.

              "Permitted Indebtedness" means (i) Indebtedness of the Company owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly-Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly-Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof; (ii) Indebtedness represented by (x) the Securities, (y) any Indebtedness (other than the Indebtedness described in clauses (i), (ii) and (iv) of Section 4.3(b) and other than Indebtedness Incurred pursuant to clause (i) above or clauses
(iv), (v) or (vi) below) outstanding on the Issue Date and (z) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause
(ii) or Incurred pursuant to Section 4.3(a); (iii) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by the Company); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.3(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iii) and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (iii); (iv) Indebtedness (A) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by the Company or any of its Restricted Subsidiaries to their customers in the ordinary course of their business, (B) in respect of performance bonds or similar obligations of the Company or any of its Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, (C) arising from Guarantees to suppliers, lessors, licensees, contractors, franchises or customers of obligations (other than Indebtedness) incurred in the ordinary course of business and (D) under Currency Agreements and Interest Rate Agreements; provided, however, that in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of the Indenture or to business transactions of the Company or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business; (v) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness or other obligations Incurred by any Person acquiring all or any portion of such business assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition; provided, however, that the principal amount of any Indebtedness Incurred pursuant to this clause (v), when taken together with all Indebtedness Incurred pursuant to this clause (v) and then outstanding, shall not exceed $10 million; (vi) Indebtedness consisting of (A) Guarantees by the Company or a Subsidiary Guarantor of Indebtedness Incurred by a Wholly-Owned Subsidiary without violation of this Indenture and (B) Guarantees by a Restricted Subsidiary of Senior Indebtedness Incurred by the Company without violation of this Indenture (so long as such Restricted Subsidiary could have Incurred such Indebtedness directly without violation of this Indenture); and (vii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence.

              "Permitted Investment" means an Investment by the Company or any of its Restricted Subsidiaries in (i) a Wholly-Owned Subsidiary of the Company; provided, however, that the primary business of such Wholly-Owned Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person becomes a Wholly-Owned Subsidiary of the Company or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Wholly-Owned Subsidiary of the Company; provided, however, that in each case such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any of its Restricted Subsidiaries, created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees for purposes of purchasing the Company's common stock in an aggregate amount outstanding at any one time not to exceed $500,000 and other loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Restricted Subsidiaries or in satisfaction of judgments or claims; (viii) a Person engaged in a Related Business or a loan or advance to the Company the proceeds of which are used solely to make an Investment in a Person engaged in a Related Business or a Guarantee by the Company of Indebtedness of any Person in which such Investment has been made; provided, however, that no Permitted Investments may be made pursuant to this clause
(viii) to the extent the amount thereof would, when taken together with all other Permitted Investments made pursuant to this clause (viii), exceed $10 million in the aggregate (plus, to the extent not previously reinvested, any return of capital realized on Permitted Investments made pursuant to this clause (viii), or any release or other cancellation of any Guarantee constituting such Permitted Investment); (ix) Persons to the extent such Investment is received by the Company or any Restricted Subsidiary as consideration for asset dispositions effected in compliance with Section 4.6; (x) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Company and its Restricted Subsidiaries; and (xi) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations.

              "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

              "Physical Securities" has the meaning provided in Section 2.1.

              "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

              "Private Placement Legend" has the meaning provided in Section
2.15.

              "Productive Assets" means assets of a kind used or usable by the Company and its Restricted Subsidiaries in the Company's business or any Related Business.

              A "Public Market" exists at any time with respect to the common stock of Holding or the Company if (a) the common stock of Holding or the Company, as applicable, is then registered with the Commission pursuant to
Section 12(b) or 12(g) of the Exchange Act and traded either on a national securities exchange or in the National Association of Securities Dealers Automated Quotation System and (b) at least 15% of the total issued and outstanding common stock of Holding or the Company, as applicable, has been distributed prior to such time by means of an effective registration statement under the Securities Act.

              "QIB" means any "qualified institutional buyer" (as defined under the Securities Act).

              "Qualified Capital Stock" of any Person shall mean any Capital Stock of such Person which is not Disqualified Stock.

              "Record Date" means the record dates specified in the Securities, whether or not a Legal Holiday.

              "Redemption Date" means the date specified by the Company in a notice delivered pursuant to Section 3.3 as the date on which the Company has elected to redeem all of the Securities pursuant to paragraph 5 of the Securities after the occurrence of a Change of Control.

              "Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of
(A) the first anniversary of the Stated Maturity of the Securities and (B) Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the lesser of (A) the Average Life of the Securities and (B) the Average Life of the Indebtedness being refinanced, and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to (or 101% of, in the case of a refinancing of the Securities in connection with a Change of Control) or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced.

              "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated November 27, 1996, among the Company, the Subsidiary Guarantors, and BT Securities Corporation.

              "Related Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the date hereof, as reasonably determined by the Company's Board of Directors.

              "Representative" means any trustee, agent or representative (if any) of an issue of Senior Indebtedness.

              "Responsible Officer" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

              "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act.

              "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

              "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

              "Securities" means the Initial Securities and the Exchange Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

              "Securities Act" means the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

              "Secured Indebtedness" means any Indebtedness of the Company or a Subsidiary Guarantor secured by a Lien.

              "Senior Indebtedness" means whether outstanding on the Issue Date or thereafter issued, all obligations under the New Credit Facility and all other Indebtedness of the Company, including interest and fees thereon, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are not superior in right of payment to the Securities; provided, however, that Senior Indebtedness will not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, foreign, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), or
(4) any Indebtedness, Guarantee or obligation of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations.

              "Senior Subordinated Indebtedness" means the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Securities in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

              "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

              "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.


              "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

              "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

              "Subsidiary Guarantee" means the Guarantee of the Securities by a Subsidiary Guarantor as set forth in Article XI hereof.

              "Subsidiary Guarantor" means each Subsidiary of the Company in existence on the Issue Date and each Subsidiary (other than foreign subsidiaries and Unrestricted Subsidiaries) created or acquired by the Company after the Issue Date.

              "Temporary Cash Investments" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital surplus and undivided profits aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, (v) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc. and (vi) Investments in mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (i) through (v) above.

              "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

              "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release
H.15 (519) which has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to November 15, 2001; provided, however, that if the period from the Redemption Date to November 15, 2001 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to November 15, 2001 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

              "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the provisions of
Article VII of this Indenture and, thereafter, means the successor.

              "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

              "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

              "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated total assets of $10,000 or less or (B) if such Subsidiary has consolidated total assets greater than $10,000, then such designation would be permitted under Section 4.4 hereof. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under
Section 4.3(a) hereof and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

              "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

              "U.S. Physical Securities" has the meaning provided in Section
2.1.

              "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

              "Wholly-Owned Subsidiary" means a Restricted Subsidiary of the Company, at least 99% of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

                 SECTION 1.2.  Other Definitions.

                                                                      Defined in
                 Term                                                  Section
                 ----                                                 ----------
         "Affiliate Transaction"  . . . . . . . . . . . . . . . . . . .   4.7
         "Agent Members"  . . . . . . . . . . . . . . . . . . . . . . .   2.16
         "Bankruptcy Law" . . . . . . . . . . . . . . . . . . . . . . .   6.1
         "Blockage Notice"  . . . . . . . . . . . . . . . . . . . . . .  10.3
         "covenant defeasance option" . . . . . . . . . . . . . . . . .   8.1(b)
         "Custodian"  . . . . . . . . . . . . . . . . . . . . . . . . .   6.1
         "Event of Default" . . . . . . . . . . . . . . . . . . . . . .   6.1
         "Global Note"  . . . . . . . . . . . . . . . . . . . . . . . .   2.1
         "legal defeasance option"  . . . . . . . . . . . . . . . . . .   8.1(b)
         "Obligations . . . . . . . . . . . . . . . . . . . . . . . . .  11.1
         "Offer"  . . . . . . . . . . . . . . . . . . . . . . . . . . .   4.6
         "Offer Amount" . . . . . . . . . . . . . . . . . . . . . . . .   4.6(c)
         "Offer Period" . . . . . . . . . . . . . . . . . . . . . . . .   4.6(c)
         "pay the Securities" . . . . . . . . . . . . . . . . . . . . .  10.3
         "Paying Agent" . . . . . . . . . . . . . . . . . . . . . . . .   2.3
         "Payment Blockage Period"  . . . . . . . . . . . . . . . . . .  10.3
         "Purchase Date"  . . . . . . . . . . . . . . . . . . . . . . .   4.6(c)
         "Registrar"  . . . . . . . . . . . . . . . . . . . . . . . . .   2.3
         "Restricted Payment" . . . . . . . . . . . . . . . . . . . . .   4.4
         "Rule 144A"  . . . . . . . . . . . . . . . . . . . . . . . . .   2.1
         "Successor Company"  . . . . . . . . . . . . . . . . . . . . .   5.1

                 SECTION 1.3. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                 "indenture securities" means the Securities.

                 "indenture security holder" means a Securityholder.

                 "indenture to be qualified" means this Indenture.

                 "indenture trustee" or "institutional trustee" means the Trustee.

                 "obligor" on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.

                 All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined under rules promulgated by the Commission have the meanings assigned to them by such definitions.

                 SECTION 1.4. Rules of Construction. Unless the context otherwise requires:

                 (1)   a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (3)   "or" is not exclusive;

                 (4)   "including" means including without limitation;

                 (5) words in the singular include the plural and words in the plural include the singular;

                 (6) references to Article and Section numbers refers to the corresponding Articles and Sections of this Indenture unless otherwise specified;

                 (7) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                 (8) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

                 (9) the principal amount of any Preferred Stock shall be (i) the maximum liquidation preference of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE II

                                 The Securities

                 SECTION 2.1. Form and Dating. The Initial Securities, the notation thereon relating to the Guarantees and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A hereto. The Exchange Securities, the notation thereon relating to the Guarantees and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or Depositary rule or usage. The Company, the Subsidiary Guarantors and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

                 The terms and provisions contained in the forms of the Securities and the Guarantees, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                 Securities offered and sold in reliance on Rule 144A under the Securities Act ("Rule 144A") shall be issued initially in the form of one or more permanent global notes in registered form, in substantially the form set forth in Exhibit A (the "Global Note"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

                 Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "Offshore Physical Securities"). Securities offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Securities offered and sold in reliance on Rule 144A may be issued, in the form of permanent certificated Securities in registered form, in substantially the form set forth in Exhibit A (the "U.S. Physical Securities"). The Offshore Physical Securities and the U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities."

                 SECTION 2.2. Execution and Authentication. (a) Two Officers of the Company (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid. Each Subsidiary Guarantor shall execute a Guarantee in the manner set forth in Section 11.1.

                 (b) A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture.

                 (c) The Trustee shall authenticate (i) Initial Securities for original issue in the aggregate principal amount not to exceed $100,000,000, and (ii) Exchange Securities from time to time for issue only in exchange for a like principal amount of Initial Securities, in each case upon receipt of a written order of the Company.

                 (d) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

                 SECTION 2.3. Registrar and Paying Agent. (a) The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (i) Securities may be presented for registration of transfer or for exchange ("Registrar"), (ii) Securities may be presented for payment ("Paying Agent") and (iii) notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Securityholder. The Company shall notify the Trustee and the Trustee shall notify the Securityholders of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any Subsidiary Guarantor may act as Paying Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.7.

                 (b) The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notices and demands in connection with the Securities.

                 SECTION 2.4. Paying Agent to Hold Money in Trust. The Company, the Subsidiary Guarantors or any other obligor on the Securities shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Securities, and shall notify the Trustee of any Default by the Company, any of the Subsidiary Guarantors or any other obligor on the Securities in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company, the Subsidiary Guarantors or any other obligor on the Securities at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company, the Subsidiary Guarantors or any other obligor on the Securities acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Securityholders all money held by it as Paying Agent.

                 SECTION 2.5. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company, the Subsidiary Guarantors or any other obligor on the Securities shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, including the aggregate principal amount of the Securities held by each thereof, and the Company, the Subsidiary Guarantors or any other obligor on the Securities shall otherwise comply with TIA Section 312(a).

                 SECTION 2.6. Transfer and Exchange. (a) Where Securities are presented to the Registrar or a co-registrar with a request to register the transfer thereof or exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, that any Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Securityholder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request.

                 (b) The Company and the Registrar shall not be required (i) to issue, to register the transfer of or to exchange Securities during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Securities for redemption under Section 3.2 and ending at the close of business on the day of selection, (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (iii) to register the transfer or exchange of a Security between the Record Date and the next succeeding Interest Payment Date.

                 (c) No service charge shall be made for any registration of a transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment by the Securityholder of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.10, 3.6 or 9.5.

                 (d) Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

                 SECTION 2.7. Replacement Securities. (a) If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon receipt by it of the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Security if the Trustee's requirements for replacements of Securities are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Subsidiary Guarantors, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge a Securityholder for reasonable out-of-pocket expenses in replacing a Security.

                 (b) Every replacement Security is an additional obligation of the Company and each of the Subsidiary Guarantors and shall be entitled to the benefits of this Indenture.

                 SECTION 2.8. Outstanding Securities. (a) The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by the Company or by the Trustee, those delivered to the Trustee for cancellation and those described in this Section as not outstanding.

                 (b) If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless and until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                 (c) If the principal amount of any Security is considered paid under Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.

                 (d) Subject to Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate of the Company or a Subsidiary Guarantor holds the Security.

                 SECTION 2.9. Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, the Subsidiary Guarantors, or any of their respective Affiliates shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer knows to be so owned shall be so considered.

                 SECTION 2.10. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company, the Subsidiary Guarantors and the Trustee consider appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges under this Indenture as definitive Securities.

                 SECTION 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities, if not already cancelled, surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Securities (subject to the record retention requirement of the Exchange Act), and deliver certification of their destruction to the

Company, unless by a written order, signed by two Officers of the Company, the Company shall direct that cancelled Securities be returned to it. The Company may not issue new Securities to replace Securities that it has redeemed or paid or that have been delivered to the Trustee for cancellation.

                 SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Securityholders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Securities and in Section 4.1. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Securityholders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                 SECTION 2.13. CUSIP Number. The Company in issuing the Securities may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Securityholders; provided, that no representation shall be deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP number.

                 SECTION 2.14. Deposit of Moneys. Prior to 11:00 a.m. New York City time on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Securityholders on such Interest Payment Date or Maturity Date, as the case may be.

                 SECTION 2.15. Restrictive Legends. Each Global Note and Physical Security that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") unless otherwise agreed by the Company and the Securityholder thereof:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED

         STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE SECURITYHOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),
         (2), (3) or (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR REGISTRAR), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE SECURITYHOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE

         TRANSACTION" "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                 Each Global Note shall also bear the following legend on the face thereof:

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE, TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 SECTION 2.16. Book-Entry Provisions for Global Security. (a) The Global Note initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.15.

                 Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

                 (b) Transfers of the Global Note shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interest of beneficial owners in the Global Note may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depositary and the provisions of Section 2.17. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Note and a successor depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Securities.

                 (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b) above, the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

                 (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (b) above, the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Securities of authorized denominations.

                 (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph
(b) or (c) above shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in Section 2.15.

                 (f) The Holder of the Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Securityholder is entitled to take under this Indenture or the Securities.

                 SECTION 2.17.  Special Transfer Provisions.

                 (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                 (i) the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after November 27, 1999 or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S.Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

                 (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and
         (y) instructions given in accordance with the Depositary's and the Registrar's procedures, (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and amount.

                 (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                 (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been effected in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that any such account is a QIB within the meaning of Rule 144A, and it is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                 (ii) if the proposed transferee is an Agent Member and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

                 (c) Private Placement Legend. Upon the registration of the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.17 exists or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                 (d) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

                 The Registrar shall retain for at least two years copies of all letters, notices and other written communications received pursuant to
Section 2.16 hereof or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                 SECTION 2.18. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer and subject to Section 2.12, the Company, the Trustee, any Paying Agent, any Registrar and any co-registrar may deem and treat the Person in whose name any Security shall be registered upon the register of Securities kept by the Registrar as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Company, any Registrar or any co-registrar) for the purpose of receiving payments of principal of or interest on such Security and for all other purposes; and none of the Company, the Trustee, any Paying Agent, any Registrar or any co-registrar shall be affected by any notice to the contrary.

                 SECTION 2.19. Record Date. The record date for purposes of determining the identity of Securityholders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be the later of (i) 30 days prior to the first solicitation of such consent or
(ii) the date of the most recent list of Holders furnished to the Trustee, if applicable, pursuant to Section 2.5.

                                  ARTICLE III

                                   Redemption

                 SECTION 3.1. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed.

                 The Company shall give each notice to the Trustee provided for in this Section at least 50 days but no more than 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and set forth in the related notice given to the Trustee, which record date shall be not less than 15 days after the date of such notice.

                 SECTION 3.2. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion considers fair and appropriate; provided, however, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Securities or portion thereof for redemption shall be made by the Trustee only on a pro rata basis unless such method is otherwise prohibited. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                 SECTION 3.3. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed, at such Holder's registered address.

                 The notice shall identify the Securities to be redeemed and shall state:

                 (1)   the redemption date;

                 (2)   the redemption price;

                 (3)   the name and address of the Paying Agent;

                 (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                 (5) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

                 (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                 (7) the CUSIP number, if any, printed on the Securities being redeemed;

                 (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities;

                 (9) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued; and

                 (10) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed.

                 At the Company's request made in writing to the Trustee at least 45 days (unless a shorter period is acceptable to the Trustee) prior to the date fixed for redemption, the Trustee shall give the notice of redemption in the name and the expense of the Company to each Holder whose Securities are to be redeemed at the last address for such Holder then shown on the registry books. In such event, the Company shall provide the Trustee with the information required by this Section.

                 SECTION 3.4. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; provided, that if the redemption date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                 SECTION 3.5. Deposit of Redemption Price. (a) Prior to 11:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed.

                 (b) Except as set forth in the last sentence of this paragraph, on and after the redemption date, interest ceases to accrue on the Securities or the portions of Securities called for redemption. If a Security is redeemed on or after an interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.1.

                 SECTION 3.6. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for and in the name of the Holder (at the Company's expense), a new Security equal in a principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                   Covenants

                 SECTION 4.1. Payment of Securities. The Company shall promptly pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

                 The Company shall pay interest (including post-position interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate specified therefor in the Securities, and it shall pay interest (including post-position interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

                 Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

                 SECTION 4.2. SEC Reports. (a) The Company will file with the Trustee and provide to the Holders of the Securities, within 15 days after it files them with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

                 (b) In the event that the Company is not required to file such reports with the Commission pursuant to the Exchange Act, the Company will nevertheless deliver such Exchange Act information to the holders of the Securities within 15 days after it would have been required to file it with the Commission. Upon qualification of this Indenture under the TIA, the Company shall also comply with the other provisions of TIA Section 314(a).

                 (c) The Company and each of the Guarantors shall provide to any Securityholder any information reasonably requested by such Securityholder concerning the Company and the Guarantors (including financial statements) necessary in order to permit such Securityholder to sell or transfer Securities in compliance with Rule 144A under the Securities Act.

                 SECTION 4.3. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that the Company and any of its Restricted Subsidiaries may Incur Indebtedness if on the date thereof the Consolidated Coverage Ratio would be greater than 2.00 : 1.00, if such Indebtedness is Incurred on or prior to the second anniversary of the Issue Date, and 2.25 :
1.00, if such Indebtedness is Incurred thereafter.

                 (b) Notwithstanding Section 4.3(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness: (i) Indebtedness Incurred pursuant to (A) the New Credit Facility (including, without limitation, any renewal, extension, refunding, restructuring, replacement or refinancing thereof referred to in the definition thereof) or (B) any other agreements or indentures governing Senior Indebtedness; provided, however, that the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (i) does not exceed $20 million at any time outstanding, less the aggregate principal amount thereof repaid with the net proceeds of Asset Dispositions (to the extent, in the case of a repayment of revolving credit Indebtedness, the commitment to advance the loans repaid has been terminated);
(ii) Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in a Related Business or Incurred to Refinance any such purchase price or cost of construction or improvement, in each case Incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; provided, however, that the principal amount of any Indebtedness Incurred pursuant to this Section 4.3(b)(ii) shall not exceed $10 million at any time outstanding; (iii) Permitted Indebtedness; and (iv) Indebtedness (other than Indebtedness described in clauses (i) - (iii) above) in a principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this Section 4.3(b)(iv) and then outstanding, will not exceed $15 million (it being understood that any Indebtedness Incurred under this clause (iv) shall cease to be deemed Incurred or outstanding for purposes of this clause

(iv) (but shall be deemed to be Incurred for purposes of Section 4.3(a) hereof) from and after the first date on which the Company or its Restricted Subsidiaries could have Incurred such Indebtedness under Section 4.3(a) without reliance upon this clause (iv)).

                 (c) Neither the Company nor any Restricted Subsidiary shall Incur any Indebtedness under Section 4.3(b) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations. No Restricted Subsidiary shall Incur any Indebtedness under Section 4.3(b) hereof if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligation of such Subsidiary Guarantor unless such Indebtedness shall be subordinated to the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee to at least the same extent as such Guarantor Subordinated Obligation.

                 (d) In addition, the Company shall not Incur any Secured Indebtedness which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien. No Subsidiary Guarantor shall Incur any Secured Indebtedness which is not Guarantor Senior Indebtedness unless contemporaneously therewith effective provision is made to secure such Subsidiary Guarantor's obligations under the Subsidiary Guarantee equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

                 (e) The Company will not permit any Unrestricted Subsidiary to incur any Indebtedness other than Non-Recourse Debt.

                 SECTION 4.4. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except (A) dividends or distributions payable in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, and (B) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company which holds the equity interest in the paying Restricted Subsidiary (and if such Restricted Subsidiary paying the dividend or making the distribution is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than a Restricted Subsidiary of the Company or any Capital Stock of a Restricted Subsidiary of the Company held by any Affiliate of the Company, other than another Restricted Subsidiary (in either case, other than in exchange for its

Capital Stock (other than Disqualified Stock)), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition) or
(iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment as described in clauses (i) through
(iv) being referred to as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); or (2) the Company is not able to incur an additional $1.00 of Indebtedness pursuant to
Section 4.3(a); or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the first day of the fiscal quarter beginning on or after the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available (but in no event ending more than 135 days prior to the date of such Restricted Payment) (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate net proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than net proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan or similar trust); provided, however, that the value of any non-cash net proceeds shall be as determined by the Board of Directors in good faith, except that in the event the value of any non-cash net proceeds shall be $5 million or more, the value shall be as determined in writing by an independent investment banking firm of nationally recognized standing; (C) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) to an employee stock ownership plan or similar trust subsequent to the Issue Date; provided, however, that if such plan or trust Incurs any Indebtedness to or Guaranteed by the Company or any of its Restricted Subsidiaries to finance the acquisition of such Capital Stock, such aggregate amount shall be limited to such Net Cash Proceeds less such Indebtedness Incurred or Guaranteed by the Company or any of its Restricted Subsidiaries and any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by such plan or trust with respect to Indebtedness Incurred by it to finance the purchase of such Capital Stock; (D) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); (E) the amount equal to the net reduction in Investments (other than

Permitted Investments) made after the Issue Date by the Company or any of its Restricted Subsidiaries in any Person resulting from (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser, and repayments of loans or advances or other transfers of assets by such Person to the Company or any Restricted Subsidiary of the Company or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously included in the calculation of the amount of Restricted Payments; provided, however, that no amount shall be included under this clause (E) of this Section 4.4(a) to the extent it is already included in Consolidated Net Income; and (F) the aggregate Net Cash Proceeds received by a Person in consideration for the issuance of such Person's Capital Stock (other than Disqualified Stock) which are held by such Person at the time such Person is merged with and into the Company in accordance with Section 5.1 subsequent to the Issue Date; provided, however, that concurrently with or immediately following such merger the Company uses an amount equal to such Net Cash Proceeds to redeem or repurchase the Company's Capital Stock.

                 (b) The provisions of Section 4.4(a) hereof shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust); provided, however, that
(A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from clause (3) (B) of Section 4.4(a) hereof; (ii) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under Section 4.6 hereof; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (iv) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; (v) payments by the Company to fund the payment by any direct or indirect holding company thereof of audit, accounting, legal or other similar expenses, to pay franchise or other similar taxes and to pay other corporate overhead expenses, so long as such dividends are paid as and when needed by its respective direct or indirect holding company and so long as the aggregate amount of payments pursuant to this clause (v) does not exceed $500,000 in any calendar year; (vi) payments by the Company to fund taxes of Holding for a given taxable year in an amount equal to the sum of (A) the lesser of (x) the Company's

"separate return liability" and (y) the portion of the tax liability of the "affiliated group" (within the meaning of Section 1504(a)(1) of the Code) of which the Company is a member in accordance with the method described in Treasury Regulations Section 1.1552-1(a)(1) and (B) to the extent that the Company files a combined or consolidated income tax return with Holding under any state or local income tax law for a taxable year, payments by the Company to Holding to fund such tax liability for such taxable year shall be provided for in a manner as similar as possible to that provided for United States federal income taxes in (A) of this clause (vi); provided that, for purposes of this clause (vi), "separate return liability" for a given taxable year shall mean the hypothetical United States federal income tax liability of the Company determined as if the Company had filed its own U.S. federal income tax return for such taxable year; (vii) payments of dividends on the Company's common stock after an initial public offering of common stock of the Company or of Holding in an annual amount not to exceed 6.0% of the gross proceeds (before deducting underwriting discounts and commissions and other fees and expenses of the offering) received by the Company (directly or as a common equity contribution from Holding) from shares of common stock sold for the account of the Company or of Holding, as the case may be (and not for the account of any stockholder), in such initial public offering; (viii) payments by the Company to repurchase, or to enable Holding to repurchase, Capital Stock or other securities of Holding from members of management of Holding or the Company in an aggregate amount not to exceed $2 million; (ix) payments to enable Holding to redeem or repurchase stock purchase or similar rights granted by Holding with respect to its Capital Stock in an aggregate amount not to exceed $1 million; (x) payments, not to exceed $200,000 in the aggregate, to enable Holding to make cash payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock; (xi) payments made pursuant to any merger, consolidation or sale of assets effected in accordance with
Section 5.1; provided, however, that no such payment may be made pursuant to this clause (xi) unless, after giving effect to such transaction (and the incurrence of any Indebtedness in connection therewith and the use of the proceeds thereof), the Company would be able to Incur $1.00 of additional Indebtedness in compliance with paragraph (a) under Section 4.3 and such that, after Incurring that $1.00 of additional Indebtedness, the Leverage Ratio would be less than 3.50 : 1.00; (xii) the redemption payments to be made by the Company on the Issue Date in connection with the Transaction as described in the Offering Memorandum; and (xiii) payments to the former Bishop stockholders required pursuant to the Stock Purchase Agreement dated as of August 22, 1996 relating to the Company's acquisition of Bishop, which payments shall not exceed $1,000,000 in the aggregate, provided, however, that in the case of clauses (vii), (viii), (ix), (x) and (xi) no Default or Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof.

                 (c) For purposes of determining compliance with the covenant set forth in this Section 4.4, Restricted Payments may be made with cash or non-cash assets, provided that any Restricted Payment made other than in cash shall be valued at the fair market value (determined, subject to the additional requirements of the immediately succeeding proviso, in good faith by the Company) of the assets so utilized in making such Restricted Payment, provided, further, that (i) in the case of any Restricted Payment made with capital stock or indebtedness, such Restricted Payment shall be deemed to be made in an amount equal to the greater of the fair market value thereof and the liquidation preference (if any) or principal amount of the capital stock or indebtedness, as the case may be, so utilized, and (ii) in the case of any Restricted Payment in an aggregate amount in excess of $5.0 million, a written opinion as to the fairness of the valuation thereof (as determined by the Company) for purposes of determining compliance with the covenant set forth in this Section 4.4 shall be issued by an independent investment banking firm of national standing.

                 SECTION 4.5. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company; except: (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including the New Credit Facility; (b) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness issued by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date (other than Indebtedness issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of the Company or was acquired by the Company);
(c) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement evidencing Indebtedness Incurred without violation of the Indenture or effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in clauses (a) or (b) above or this clause (c) or contained in any amendment to an agreement referred to in clauses (a) or (b) or this clause (c); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any of such agreement, refinancing agreement or amendment, taken as a whole, are no less favorable to the Holders in any material respect, as determined in good faith by the senior management of the Company or Board of Directors of the Company, than encumbrances and restrictions with respect to such Restricted Subsidiary contained in agreements in effect at, or entered into on, the Issue Date; (d) in the case of clause (iii) of this Section 4.5, any encumbrance or restriction
(A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) that is included in a licensing agreement to the extent such restrictions limit the transfer of the property subject to such licensing agreement or (D) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Subsidiaries in any manner material to the Company or any such Restricted Subsidiary; (e) in the case of clause (iii) of this Section 4.5, restrictions contained in security agreements, mortgages or similar documents securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements; (f) any restriction with respect to such a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and (g) encumbrances or restrictions arising or existing by reason of applicable law.

                 SECTION 4.6. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Company's senior management or the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition, (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company or any Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase (x) Senior Indebtedness or (y) Indebtedness (other than Preferred Stock) of a Wholly-Owned Subsidiary (in each case other than Indebtedness owed to the Company) within 180 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, within one year from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), at the Company's election either (x) to the investment in or acquisition of Additional Assets or (y) to prepay, repay or purchase (1) Senior Indebtedness or (2) Indebtedness (other than Preferred Stock) of a Wholly-Owned Subsidiary (in each case other than Indebtedness owed to the Company); (C) third, within 45 days after the later of the application of Net Available Cash in accordance with clauses (A) and (B) and the date that is one year from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to purchase Securities at par plus accrued and unpaid interest, if any, thereon; and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), to (w) the investment in or acquisition of Additional Assets, (x) the making of Temporary Cash Investments,
(y) the prepayment, repayment or purchase of Indebtedness of the Company (other than Indebtedness owing to any Subsidiary of the Company) or Indebtedness of any Subsidiary (other than Indebtedness owed to the Company) or (z) any other purpose otherwise permitted under the Indenture, in each case within the later of 45 days after the application of Net Available Cash in accordance with clauses (A), (B) and (C) or the date that is one year from the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A),
(B), (C) or (D) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant at any time exceed $5 million. The Company shall not be required to make an offer for Securities pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B)) is less than $5 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

                 For the purposes of this covenant, the following will be deemed to be cash: (x) the assumption by the transferee of Senior Indebtedness of the Company or Indebtedness of any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on such Senior Indebtedness or Indebtedness in connection with such Asset Disposition (in which case the Company shall, without further action, be deemed to have applied such assumed Indebtedness in accordance with clause (A) of the preceding paragraph) and (y) securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

                 Notwithstanding the foregoing, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Swap if (i) at the time of entering into such Asset Swap or immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred or be continuing or would occur as a consequence thereof, (ii) in the event such Asset Swap involves an aggregate amount in excess of $1 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of the Company, and (iii) in the event such Asset Swap involves an aggregate amount in excess of $5 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Asset Swap is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

                 (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.6(a)(iii)(C), the Company will be required to purchase Securities tendered pursuant to an offer (the "Offer") by the Company for the Securities at a purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.6(c). If the aggregate purchase price of the Securities tendered pursuant to the offer is less than the Net Available Cash allotted to the purchase of the Securities, the Company will apply the remaining Net Available Cash in accordance with Section 4.6(a)(iii)(D) above.

                 (c) (1) Promptly, and in any event within 10 days after the Company is required to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date").

                 (2) Not later than the date upon which such written notice of an Offer is delivered to the Trustee and the Holders, the Company shall deliver to the Trustee an Officers' Certificate setting forth (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions as a result of which such Offer is being made and
(iii) the compliance of such allocation with the provisions of Section 4.6(a). Upon the expiration of the period (the "Offer Period") for which the Offer remains open, the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price of the Securities tendered by such Holder to the extent such funds are available to the Trustee.

                 (3) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice prior to the expiration of the Offer Period. Each Holder will be entitled to withdraw its election if the Trustee or the Company receives, not later than one Business Day prior to the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter from such Holder setting forth the name of such Holder, the principal amount of the Security or Securities which were delivered for purchase by such Holder and a statement that such Holder is withdrawing his election to have such Security or Securities purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                 (d) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.6. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.6, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue thereof.

                 SECTION 4.7. Limitation on Affiliate Transactions. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any Affiliate of the Company other than a Wholly-Owned Subsidiary (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $2.5 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the disinterested members of such Board, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in (i) above); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $5 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

                 (b) The foregoing provisions of Section 4.7(a) shall not apply to (i) any Restricted Payment permitted to be made pursuant to Section 4.4, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, or any stock options and stock ownership plans for the benefit of employees, officers and directors, consultants and advisors approved by the Board of Directors of the Company, (iii) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries, (iv) any transaction between Wholly-Owned Subsidiaries, (v) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Company and its Restricted Subsidiaries, in each case in the ordinary course of business, (vi) transactions pursuant to agreements as in existence on the Issue Date which are
(x)
described in the Offering Memorandum or (y) otherwise, in the aggregate, immaterial to the Company and its Restricted Subsidiaries taken as a whole,
(vii) any employment, non-competition or confidentiality agreements entered into by the Company or any of its Restricted Subsidiaries with its employees in the ordinary course of business, (viii) payments made in connection with the Transaction, including fees to Hicks Muse, as described in the Offering Memorandum, (ix) the issuance of Capital Stock of the Company (other than Disqualified Stock) and (x) any obligations of the Company pursuant to the Monitoring and Oversight Agreement and the Financial Advisory Agreement as in effect on the Issue Date.

                 SECTION 4.8. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date), such repurchase to be made in accordance with
Section 4.8(b) below.

                 (b) Within 30 days following any Change of Control, unless the Company has mailed a redemption notice with respect to all the outstanding Securities in connection with such Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

                 (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a Record Date to receive interest on the relevant Interest Payment Date);

                 (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                 (3) the procedures determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

                 (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Each Holder will be entitled to withdraw its election if the Company receives, not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter from such Holder setting forth the name of such Holder, the principal amount of the Security or Securities which were delivered for purchase by such Holder and a statement that such Holder is withdrawing his election to have such Security or Securities purchased.

                 (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                 (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.8. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.8, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

                 SECTION 4.9. Limitation on Capital Stock of Restricted Subsidiaries. The Company will not permit any of its Restricted Subsidiaries to issue any Capital Stock (other than Preferred Stock) to any Person (other than to the Company or a Wholly-Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Subsidiary of the Company) to own any Capital Stock (other than Preferred Stock) of a Restricted Subsidiary of the Company, if in either case as a result thereof such Restricted Subsidiary would no longer be a Restricted Subsidiary of the Company; provided, however, that this Section 4.9 shall not prohibit (x) the Company or any of its Restricted Subsidiaries from selling, leasing or otherwise disposing of all of the Capital Stock of any Restricted Subsidiary or (y) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Indenture.

                 SECTION 4.10. Limitation on Layering. The Company shall not incur any indebtedness if such indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to all Senior Subordinated Indebtedness (including the Securities). No Subsidiary Guarantor shall incur any indebtedness if such indebtedness is contractually subordinate or junior in ranking in any respect to any Guarantor Senior Indebtedness of such Subsidiary Guarantor unless such indebtedness is Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor or is contractually subordinated in right of payment to all Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor (including its Guarantee of the Securities).

                 SECTION 4.11. Compliance Certificate. (a) Each of the Company and each Subsidiary Guarantor shall deliver to the Trustee within 45 days after the end of each fiscal quarter of the Company and 90 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company or such Guarantor they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company or such Subsidiary Guarantor is taking or proposes to take with respect thereto. The Company and each Subsidiary Guarantor also shall comply with TIA
Section  314(a)(4).

                 (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.2 above shall be accompanied by a written statement of (x) the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Article 4, 5 or 6 of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation and (y) if any Restricted Subsidiary's or Guarantor's financial statements are not prepared on a consolidated basis with the Company's, such Restricted Subsidiary's or Guarantor's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that any of the Restricted Subsidiaries or Guarantors is in Default under this Indenture or, if any such Default has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                 (c) The Company and each of the Guarantors shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default, Event of Default and what action the Company or such Guarantor, as the case may be, is taking or proposes to take with respect thereto.

                 SECTION 4.12. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                 SECTION 4.13. Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities to consummate, the transactions contemplated in the sections of the Offering Memorandum entitled "Use of Proceeds" and "The Transaction."

                 SECTION 4.14. Maintenance of Office or Agency. (a) The Company shall maintain in the Borough of Manhattan, in the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                 (b) The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, in the City of New York for such purposes. The Company shall give prior written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                 (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.3.

                 SECTION 4.15. Taxes. The Company and each of the Subsidiary Guarantors shall pay, and shall cause each of their respective Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

                 SECTION 4.16. Stay, Extension and Usury Laws. Each of the Company and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture (including, but not limited to, the payment of the principal of or interest on the Securities); and the Company and each Subsidiary Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

                 SECTION 4.17. Corporate Existence. Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Securityholders.


                                   ARTICLE V

                               Successor Company

                 SECTION 5.1. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                 (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

                (iii) immediately after giving effect to such transaction, the Successor Company would be able to incur an additional $1.00 of Indebtedness pursuant to Section 4.3(a); and

                 (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and such supplemental indenture (if any) comply with this Indenture.

                 The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but in the case of a lease of all or substantially all its assets, the Company shall not be released from its obligation to pay the principal of and interest on the Securities.

                 Notwithstanding clauses (ii) and (iii) of the first sentence of this Section 5.1: (1) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company; and (2) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.


                                   ARTICLE VI

                             Defaults and Remedies

                 SECTION 6.1. Events of Default. An "Event of Default" occurs if:

                 (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article X, and such default continues for a period of 30 days;

                 (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment shall be prohibited by Article X;

                 (3)   the Company fails to comply with Section 5.1;

                 (4) the Company fails to comply with Section 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9 or 4.10 (in each case other than a failure to repurchase Securities when required pursuant to Section 4.6 or 4.8 which failure shall constitute an Event of Default under Section 6.1(2)) and such failure continues for 30 days after the notice specified below;

                 (5) the Company or any Subsidiary Guarantor fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

                 (6) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such unpaid or accelerated Indebtedness exceeds $5.0 million or its foreign currency equivalent at the time and such default shall not have been cured or such acceleration rescinded within a 10 day period;

                 (7) the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                       (A)  commences a voluntary case;

                       (B) consents to the entry of an order for relief against it in an involuntary case;

                       (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

                       (D) makes a general assignment for the benefit of its creditors;

                       (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, or

                       (F) takes any corporate action to authorize or effect any of the foregoing;

         or takes any comparable action under any foreign laws relating to insolvency;

                 (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                       (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

                       (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of the property of the Company or any of its Significant Subsidiaries; or

                       (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days;

                 (9) any judgment or decree for the payment of money in excess of $5 million or its foreign currency equivalent at the time (to the extent not covered by insurance) is entered against the Company or any Significant Subsidiary and such judgment or decree remains undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable; or

                 (10) any Subsidiary Guarantee by a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under this Indenture or its Subsidiary Guarantee and such Default continues for 10 days.

                 The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                 The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                 Notwithstanding the foregoing, a Default under clause (4) or
(5) of this Section 6.1 will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified in said clause (4) or (5) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

                 The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Default or Event of Default under clauses (4), (5), (6), (9) or (10) of this Section 6.1.

                 SECTION 6.2. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in outstanding principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.1(7) or (8) with respect to the Company or a Significant Subsidiary occurs, the principal of and accrued and unpaid interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

                 SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee and the Securityholders may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                 SECTION 6.4. Waiver of Past Defaults. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of, premium, if any, or interest on a Security or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

                 SECTION 6.5. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to

Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                 SECTION 6.6. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                 (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                 (2) the Holders of at least 25% in outstanding principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                 (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                 (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                 (5) the Holders of a majority in outstanding principal amount of the Securities do not give the Trustee a direction that, in the opinion of the Trustee, is inconsistent with the request during such 60-day period.

                 A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                 SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                 SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(1) or (2) or an acceleration pursuant to
Section 6.2 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the

Company, the Subsidiary Guarantors or any other obligor of the Securities for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

                 SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

                 SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

                 FIRST:  to the Trustee for amounts due under Section 7.7;

                 SECOND: to holders of Senior Indebtedness and Guarantor Senior Indebtedness to the extent required by Article X;

                 THIRD: if the Securityholders are forced to proceed against the Company directly without the Trustee, to the Securityholders for their collection costs;

                 FOURTH: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                 FIFTH:  to the Company.

                 The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                 SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.


                                  ARTICLE VII

                                    Trustee

                 SECTION 7.1. Duties of Trustee. (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                 (b) Except during the continuance of a Default or an Event of Default:

                 (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                 (1)   this paragraph does not limit the effect of paragraph
         (b) of this Section;

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                 (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                 (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                 (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                 (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                 SECTION 7.2. Rights of Trustee. Subject to TIA Section 315(a) through (d):

                 (a) The Trustee may rely and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel which shall conform to Section 12.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                 (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                 (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                 (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                 (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders, unless such Securityholders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the losses, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                 (g) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it good faith in accordance with the direction of the Securityholders of a majority in aggregate principal amount of the Securities at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or involving the exercise of any right, duty, trust or power conferred upon the Trustee under the TIA or this Indenture.

                 SECTION 7.3. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may make loans to, accept deposits from, perform services for and otherwise deal with the Company, the Subsidiary Guarantors or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                 SECTION 7.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                 SECTION 7.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has knowledge thereof, the Trustee shall mail to each Securityholder in the manner and to the extent provided in TIA Section 313(a) notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default has been cured. Except in the case of a Default or Event of Default in payment of principal, premium, if any, or interest on any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as its board of directors, the executive committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                 SECTION 7.6. Reports by Trustee to Holders. As promptly as practicable and within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder, if required by TIA Section
 313(a) a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b), (c) and (d).

                 A copy of each report at the time of its mailing to Securityholders shall be filed with the Commission if required by law and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                 SECTION 7.7. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses and advances incurred or made by it, including but not limited to costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Securityholders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee for, and hold it harmless against, any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder and under the Securities, including the costs and expenses of enforcing this Indenture and the Securities (including this Section 7.7) and of defending itself against any claims or liabilities (whether asserted by any Securityholder, the Company or otherwise) and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

                 To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. The Trustee's right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or indebtedness of the Company.

                 The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

                 SECTION 7.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee. The Company shall remove the Trustee if:

                 (1)   the Trustee fails to comply with Section 7.10;

                 (2)   the Trustee is adjudged bankrupt or insolvent;

                 (3) a receiver or other public officer takes charge of the Trustee or its property; or

                 (4)   the Trustee otherwise becomes incapable of acting.

                 If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

                 A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

                 If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

                 SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                 In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                 SECTION 7.10. Eligibility; Disqualification. The Indenture shall at all times have a Trustee that satisfies the requirements of TIA
Section 310(a). The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                 SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

                 SECTION 8.1. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities (other than Securities replaced pursuant to Section 2.7), including interest thereon to maturity or such redemption date, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company (accompanied by an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.

                 (b) Subject to Sections 8.1(c), 8.2 and 8.6, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture and all obligations of the Subsidiary Guarantors under the Subsidiary Guarantees and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.2(b), 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, , 4.11, 4.13, 4.15, 4.16, 5.1(iii) and 5.1(iv) and the
operation of Sections 6.1(4), 6.1(5), 6.1(6), 6.1(7) (but only with respect to a Significant Subsidiary), 6.1(8) (but only with respect to a Significant Subsidiary), 6.1(9) and 6.1(10) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                 (c) If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.1(4), 6.1(5), 6.1(6), 6.1(7) (but only with respect to a Significant Subsidiary), 6.1(8) (but only with respect to a Significant Subsidiary), 6.1(9) and 6.1(10) or because of the failure of the Company to comply with Section 5.1(iii) and Section 5.1(iv).

                 Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                 (d) Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                 (e)   Notwithstanding the provisions of Sections 8.1(a) and
(b), the Company's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 7.7, 7.8, 8.1(d), 8.4, 8.5 and 8.6 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.7, 8.4 and 8.5 and the obligations of the Subsidiary Guarantors under Article XI in respect thereof shall survive.

                 SECTION 8.2. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                 (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations in amounts (including interest, but without consideration of any reinvestment of such interest) and maturities sufficient, but in the case of the legal defeasance option only, not more than such amounts, to pay and discharge at their stated maturity (or such earlier redemption date as the Company shall have specified to the Trustee) the principal of, premium, if any, and interest on all outstanding Securities to maturity or redemption, as the case may be, and to pay all of the sums payable by it hereunder; provided, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, and interest with respect to the Securities;

                 (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                 (3) the Company shall have delivered to the Trustee an Opinion of Counsel, subject to certain customary qualifications, to the effect that (i) the funds so deposited will not be subject to any rights of any other holders of Indebtedness of the Company, and (ii) the funds so deposited will not be subject to avoidance under applicable Bankruptcy Law;

                 (4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by
         Article X;

                 (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                 (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

                 (7) in the case of the legal defeasance option only, 123 days pass after the deposit is made and during the 123 day period no Default specified in Section 6.1(7) or (8) with respect to the Company or any Subsidiary Guarantor occurs which is continuing at the end of the period;

                 (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                 (9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities and this Indenture as contemplated by this Article VIII have been complied with.

                       Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

                 SECTION 8.3. Application of Trust Money. Subject to Section 8.6, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture and the Securities to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article X.

                 SECTION 8.4.  Repayment to Company.  Subject to Sections 7.7,
8.1 and 8.2, the Trustee and the Paying Agent shall promptly turn over to the Company upon request set forth in an Officers' Certificate any excess money or securities held by them upon payment of all the obligations under this Indenture and thereupon shall be relieved from all liability with respect to such money.

                 Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Securities that remains unclaimed for two years; provided, however, that the Company shall have either caused notice of such payment to be mailed to each Securityholder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in the City of

New York and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                 SECTION 8.5. Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                 SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Subsidiary Guarantors under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE IX

                                   Amendments

                 SECTION 9.1. Without Consent of Holders. (a) The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                 (1) to cure any ambiguity, omission, defect or inconsistency; provided, that such amendment or supplement does not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the rights of any Securityholder in any respect;

                 (2)   to comply with Article V;

                 (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                 (4) to make any change in Article X that would limit or terminate the benefits available to any holder of Senior Indebtedness or Guarantor Senior Indebtedness (or Representatives therefor) under
         Article X;

                 (5) to add guarantees with respect to the Securities or to secure the Securities;

                 (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                 (7) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

                 (8) to make any change that does not adversely affect the rights of any Securityholder;

                 (9) to provide for a replacement Trustee under Section 7.8 hereof; or

                 (10) to provide for the issuance of the Exchange Securities, which will have terms substantially identical in all material respects to the Initial Securities (except that the transfer restrictions contained in the Initial Securities will be modified or eliminated, as appropriate), and which will be treated, together with any outstanding Initial Securities, as a single issue of securities;

provided, that the Company has delivered to the Trustee an Opinion of Counsel stating that any such amendment or supplement complies with the provisions of this Section 9.1.

                 (b) Upon the request of the Company and the Subsidiary Guarantors accompanied by Board Resolutions of their respective Boards of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.6, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

                 (c) An amendment under this Section may not make any change that adversely affects the rights under Article X of any holder of Senior Indebtedness or Guarantor Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness or Guarantor Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

                 (d) After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                 SECTION 9.2. With Consent of Holders. (a) The Company and the Trustee may amend this Indenture or the Securities with the consent of the Holders of at least a majority in outstanding principal amount of the Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities) and any existing Default and its consequences (including, without limitation, an acceleration of the Securities) or compliance with any provision of this Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities). Furthermore, subject to Sections 6.4 and 6.7, the Holders of a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities) may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Holder of a Security then outstanding, an amendment may not:

                 (1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

                 (2) reduce the rate of or extend the time for payment of interest on any Security;

                 (3) reduce the principal of or extend the Stated Maturity of any Security;

                 (4) reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may or shall be redeemed or repurchased in accordance with this Indenture;

                 (5) make any Security payable in money other than that stated in the Security;

                 (6) modify or affect in any manner adverse to the Holders, the terms and conditions of the obligation of the Company for the due and punctual payment of the principal of or interest on Securities or to institute suit for the enforcement of any payment on or with respect to the Securities;

                 (7) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on, or redemption payment with respect to, any Security (excluding any principal or interest due solely as a result of the occurrence of a Declaration); or

                 (8) make any change in Section 6.4 or 6.7 or the third sentence of this Section.

                 (b) Upon the request of the Company and the Guarantors accompanied by Board Resolutions of their respective Boards of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Securityholders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

                 (c) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                 (d) An amendment under this Section may not make any change that adversely affects the rights under Article X of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness or Guarantor Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

                 (e) After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                 SECTION 9.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                 SECTION 9.4.  Revocation and Effect of Consents and Waivers.
A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.
After an amendment or waiver becomes effective, it shall bind every Securityholder.

                 The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

                 SECTION 9.5. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                 SECTION 9.6. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                                   ARTICLE X

                                 Subordination

                 SECTION 10.1. Agreement To Subordinate. The Company and each Subsidiary Guarantor agree, and each Securityholder by accepting a Security and the related Subsidiary Guarantee agrees, that the Indebtedness evidenced by the Securities and the related Subsidiary Guarantees is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment of (i) all Senior Indebtedness in the case of the Securities and
(ii) all Guarantor Senior Indebtedness of each Subsidiary Guarantor in the case of its obligations under its Subsidiary Guarantee and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness and such Guarantor Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company, the related Subsidiary Guarantee of each Subsidiary Guarantor shall in all respects rank pari passu with all Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor and only Indebtedness of the Company which is Senior Indebtedness will rank senior to the Securities and only Indebtedness of such Subsidiary Guarantor which is Guarantor Senior Indebtedness of such Subsidiary Guarantor shall rank senior to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee in accordance with the provisions set forth herein. All provisions of this Article X shall be subject to Section 10.12.

                 SECTION 10.2. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company or any Subsidiary Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or such Subsidiary Guarantor or their respective properties:

                 (1) holders of Senior Indebtedness in the case of the Company or holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor in the case of such Subsidiary Guarantor shall be entitled to receive payment in full of all Senior Indebtedness in the case of the Company or all such Guarantor Senior Indebtedness in the case of such Subsidiary Guarantor before Securityholders shall be entitled to receive any payment of principal of or interest on or other amounts with respect to the Securities from the Company or such Subsidiary Guarantor, whether directly by the Company or pursuant to the Subsidiary Guarantees; and

                 (2) until the Senior Indebtedness in the case of the Company or such Guarantor Senior Indebtedness in the case of such Subsidiary Guarantor is paid in full, any payment or distribution to which Securityholders would be entitled but for this Article X shall be made to holders of Senior Indebtedness in the case of payments or distributions made by the Company or the holders of such Guarantor Senior Indebtedness in the case of payments or distributions made by such Subsidiary Guarantor, in each case as their respective interests may appear.

                 SECTION 10.3. Default on Senior Indebtedness or Guarantor Senior Indebtedness. Neither the Company nor any Subsidiary Guarantor may pay the principal of, premium (if any) or interest on the Securities or make any deposit pursuant to Section 8.1 or repurchase, redeem or otherwise retire any Securities, whether directly by the Company or by such Subsidiary Guarantor under its Subsidiary Guarantee (collectively, "pay the Securities") if (i) any Senior Indebtedness in the case of the Company or any Guarantor Senior Indebtedness of such Subsidiary Guarantor in the case of such Subsidiary Guarantor is not paid when due or (ii) any other default on Senior Indebtedness in the case of the Company or such Guarantor Senior Indebtedness in the case of such Subsidiary Guarantee occurs and the maturity of such Senior Indebtedness in the case of the Company or such Guarantor Senior Indebtedness in the case of such Subsidiary Guarantor is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness in the case of the Company or such Guarantor Senior Indebtedness in the case of such Subsidiary Guarantor has been paid in full; provided, however, that the Company or such Subsidiary Guarantor may pay the Securities, whether directly or pursuant to the Subsidiary Guarantee, without regard to the foregoing if the Company or such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness in the case of the Company or such Guarantor Senior Indebtedness in the case of such Subsidiary Guarantor with respect to which either of the events set forth in clause (i) or (ii) of this sentence has occurred or is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, neither the Company (in the case of Designated Senior Indebtedness of the Company) nor any Subsidiary Guarantor (in the case of Designated Senior Indebtedness of such Subsidiary Guarantor) may pay the Securities, either directly or pursuant to the Subsidiary Guarantee (except (i) in Qualified Capital Stock issued by the Company to pay interest on the Securities or issued in exchange for the Securities, (ii) in securities substantially identical to the Securities issued by the Company in payment of interest accrued thereon or
(iii) in securities issued by the Company

(which may be guaranteed by one or more Subsidiary Guarantors) which are subordinated to the Senior Indebtedness (and, to the extent guaranteed by one or more Subsidiary Guarantors, to the Guarantor Senior Indebtedness) at least to the same extent as the Securities and having an Average Life at least equal to the remaining Average Life of the Securities) for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company or such Subsidiary Guarantor) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company or such Subsidiary Guarantor from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full of such Designated Senior Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions of the immediately preceding sentence, but subject to the provisions of the first sentence of this paragraph and the provisions of Section 10.2, the Company or such Subsidiary Guarantor may resume payments on the Securities, either directly or pursuant to the Subsidiary Guarantee, after the end of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

                 SECTION 10.4. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the Representative (if any) of any issue of Designated Senior Indebtedness which is then outstanding; provided, however, that the Company and the Trustee shall be obligated to notify such a Representative only if such Representative has delivered or caused to be delivered an address for the service of such a notice to the Company and the Trustee (and the Company and the Trustee shall only be obligated to deliver the notice to the address so specified). If a notice is required pursuant to the immediate preceding sentence, neither the Company nor any Subsidiary Guarantor may pay the Securities until five Business Days after the respective Representative of the Designated Senior Indebtedness receives notice (at the address specified in the preceding sentence) of such acceleration and, thereafter, may pay the Securities only if the provisions of this Article X otherwise permit payment at that time.

                 SECTION 10.5. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article X should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and Guarantor Senior Indebtedness and promptly pay it over to them as their respective interests may appear.

                 SECTION 10.6. Subrogation. After all Senior Indebtedness and Guarantor Senior Indebtedness is paid in full in cash and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness and Guarantor Senior Indebtedness to receive distributions applicable to Senior Indebtedness and Guarantor Senior Indebtedness. A distribution made under this Article X to holders of Senior Indebtedness or Guarantor Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company of Senior Indebtedness or, as between a Subsidiary Guarantor and Securityholders, a payment by such Subsidiary Guarantor of Guarantor Senior Indebtedness.

                 SECTION 10.7. Relative Rights. This Article X defines the relative rights of Securityholders and holders of Senior Indebtedness and Guarantor Senior Indebtedness. Nothing in this Indenture shall:

                 (1) impair, as between the Company or the Subsidiary Guarantors, as the case may be, and Securityholders, the obligation of the Company or the Subsidiary Guarantors, as the case may be, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

                 (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness and Guarantor Senior Indebtedness to receive distributions otherwise payable to Securityholders.

                 SECTION 10.8. Subordination May Not Be Impaired by Company or the Subsidiary Guarantors. No right of any holder of Senior Indebtedness or Guarantor Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities or the related Subsidiary Guarantee shall be impaired by any act or failure to act by the Company or any Subsidiary Guarantor or by the failure of any of them to comply with this Indenture.

                 SECTION 10.9. Rights of Trustee and Paying Agent. Notwithstanding Section 10.3, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article X. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness or Guarantor Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior Indebtedness or Guarantor Senior Indebtedness has a Representative, only the Representative may give the notice.

                 The Trustee in its individual or any other capacity may hold Senior Indebtedness or Guarantor Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article X with respect to any Senior Indebtedness or Guarantor Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness or Guarantor Senior Indebtedness; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

                 SECTION 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness or Guarantor Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

                 SECTION 10.11. Article X Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment in respect of the Securities, whether directly or pursuant to the Subsidiary Guarantees, by reason of any provision in this Article X shall not be construed as preventing the occurrence of a Default or Event of Default. Nothing in this Article X shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities or to make a claim for payment under the Subsidiary Guarantees.

                 SECTION 10.12.  Trust Moneys Not Subordinated.
Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article VIII by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or Guarantor Senior Indebtedness or subject to the restrictions set forth in this
Article X, and none of the Securityholders shall be obligated to pay over any such amount to the Company, any Subsidiary Guarantor, any holder of Senior Indebtedness of the Company, any holder of Guarantor Senior Indebtedness or any other creditor of the Company or any Subsidiary Guarantor.

                 SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article X, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or

(iii) upon the Representatives for the holders of Senior Indebtedness or Guarantor Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness, Guarantor Senior Indebtedness and other Indebtedness of the Company or the Subsidiary Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness or Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness or Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.1 and 7.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

                 SECTION 10.14. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness and Guarantor Senior Indebtedness as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.

                 SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness and Subsidiary Guarantor Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness or Guarantor Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company, the Subsidiary Guarantors or any other Person, money or assets to which any holders of Senior Indebtedness or Guarantor Senior Indebtedness shall be entitled by virtue of this Article X or otherwise.

                 SECTION 10.16. Reliance by Holders of Senior Indebtedness and Guarantor Senior Indebtedness on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness or Guarantor Senior Indebtedness, whether such Senior Indebtedness or Guarantor Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness or Guarantor Senior Indebtedness and such holder of Senior Indebtedness or Guarantor Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness or Guarantor Senior Indebtedness.


                                   ARTICLE XI

                              Subsidiary Guarantee

                 SECTION 11.1. Subsidiary Guarantee. Subject to the subordination provisions contained in Article X, each Subsidiary Guarantor hereby, jointly and severally, unconditionally and irrevocably, Guarantees, as a primary obligor and not a surety, to each Holder and to the Trustee and its successors and assigns (a) the due, full and punctual payment of principal of and interest on the Securities when due, whether at maturity or interest payment date, by acceleration, by redemption or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), and all other monetary obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities; (b) the full and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and
(c) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). The Subsidiary Guarantors further agree that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Subsidiary Guarantors, and that the Subsidiary Guarantors will remain bound under this Article XI notwithstanding any extension or renewal of any Obligation.

                 The Subsidiary Guarantors waive presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waive notice of protest for nonpayment. The Subsidiary Guarantors waive notice of any default under the Securities or the Obligations. The obligations of the Subsidiary Guarantors hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any Obligation; (c) any rescission, waiver, amendment, modification or supplement of any of the terms or provisions of this Indenture (other than this Article XI), the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them;
(e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of the Company.

                 The Subsidiary Guarantors further agree that their Guarantees herein constitute a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waive any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

                 The Guarantee of each Subsidiary Guarantor is, to the extent and in the manner set forth in Article X, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Guarantor Senior Indebtedness of such Subsidiary Guarantor and this Guarantee is made subject to such provisions of this Indenture.

                 Upon failure of payment when due of any Obligation for whatever reason, each Subsidiary Guarantor will be obligated to pay the same immediately. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of: the recovery of any judgment against the Company or any Subsidiary Guarantor; any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Security, by operation of law or otherwise; any modification or amendment of or supplement to this Indenture or any Security; any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Security; the existence of any claim, set-off or other rights which any Subsidiary Guarantor may have at any time against the Company, the Trustee, any Securityholder or any other Person, whether in connection herewith or any unrelated transactions, by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise; provided, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Security, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal, premium, if any, or interest on any Security or any other Obligation; or any other act or omission to act or delay of any kind by the Company, the Trustee, any Securityholder or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Subsidiary Guarantors' obligations hereunder. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demand whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by the complete performance of the obligations contained in the Securities, this Indenture and in this Article XI. Each Subsidiary Guarantor's obligations hereunder shall remain in full force and effect until the Indenture shall have terminated and the principal of and interest on the Securities and all other Obligations shall have been paid in full. If at any time any payment of the principal of or interest on any Security or any other payment in respect of any Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Subsidiary Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time, and this Article XI, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof.

                 The Subsidiary Guarantors further agree that their Guarantees herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                 In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Subsidiary Guarantors by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, the Subsidiary Guarantors hereby promise to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

                 The Subsidiary Guarantors agree that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in
Article VI, such Obligations

(whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purposes of this Section.

                 The Subsidiary Guarantors also agree to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.1.

                 SECTION 11.2. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the New Credit Facility) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, Federal and state fraudulent conveyance laws or other legal principles. To effectuate the foregoing intention, the Securityholders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to Section 11.5 hereof, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting such fraudulent transfer or conveyance under federal or state law.

                 SECTION 11.3. Successors and Assigns. (a) This Article XI shall be binding upon the Subsidiary Guarantors and their successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                 (b) Nothing contained in this Article XI shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to the Company or another Subsidiary Guarantor.

                 (c) Notwithstanding the foregoing, all obligations of a Subsidiary Guarantor under this Article XI shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer to any Person (whether or not an Affiliate of the Subsidiary Guarantor) which is not the Company or a Subsidiary of the Company, of all or substantially all of the assets of such Subsidiary Guarantor or all of the Capital Stock of such Subsidiary Guarantor owned by the Company and its Subsidiaries; provided that
(i) such sale, exchange or transfer is in compliance with and not prohibited by this Indenture and (ii) all obligations of such Subsidiary Guarantor in respect of the New Credit Facility and under all of its Guarantees of, and in respect of all Liens on its assets securing, Indebtedness of the Company are also released and discharged upon such sale, exchange or transfer.

                 SECTION 11.4. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

                 SECTION 11.5. Right of Contribution. In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Subsidiary Guarantor's obligations with respect to the Subsidiary Guarantee.

                 SECTION 11.6. No Subrogation. Notwithstanding any payment or payments made by any of the Subsidiary Guarantors hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Securityholder against the Company or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Securityholder for the payment of the Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Securityholders by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Securityholders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.

                 SECTION 11.7. Additional Subsidiary Guarantors. Concurrently with the creation or acquisition by the Company of any Subsidiary (other than a foreign subsidiary and other than an Unrestricted Subsidiary), the Company, such Subsidiary and the Trustee shall execute and deliver a supplement to this Indenture providing that such Subsidiary will be a Subsidiary Guarantor hereunder. Each such supplement shall be in a form reasonably satisfactory to the Trustee.

                 SECTION 11.8.  Execution and Delivery of Subsidiary Guarantee.
(a) To evidence each Subsidiary Guarantor's Subsidiary Guarantee set forth in this Article XI each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee shall be placed on each Security authenticated and delivered by the Trustee.

                 (b) This Indenture shall be executed on behalf of each Subsidiary Guarantor, and an Officer of each Subsidiary Guarantor shall sign the notation of the Subsidiary Guarantee on the Securities by manual or facsimile signature. If an Officer whose signature is on this Indenture or the notation of Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Security on which the Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless. Each Subsidiary Guarantor hereby agrees that the Subsidiary Guarantee set forth in
Section 11.1 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of the Subsidiary Guarantee.

                 (c) The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.

                 SECTION 11.9. Modification. No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by the Subsidiary Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Subsidiary Guarantors in any case shall entitle the Subsidiary Guarantors to any other or further notice or demand in the same, similar or other circumstances.

                 SECTION 11.10. Waiver of Stay, Extension or Usury Laws. Each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Subsidiary Guarantor from performing its Subsidiary Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE XII

                                 Miscellaneous

                 SECTION 12.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

                 SECTION 12.2. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                       if to the Company of any of the Subsidiary Guarantors:

                       Atrium Companies, Inc.
                       1341 West Mockingbird Lane
                       Suite 1200W
                       Dallas, TX  75247

                       Attention:  Chief Financial Officer
                       if to the Trustee:

                       United States Trust Company of New York
                       114 West 47th Street
                       New York, New York  10036-1532

                       Attention: Corporate Trust Department

                 The Company, any of the Subsidiary Guarantors, or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                 Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                 All notices and communications (other than those sent to Securityholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed.

                 Any notice or communication to a Securityholder shall be mailed by first class mail, postage prepaid, to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

                 If a notice or communication is mailed to any Person in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                 If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

                 SECTION 12.3. Communication by Holders with other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                 SECTION 12.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                 (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                 SECTION 12.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                 (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with and such other opinions as the Trustee may reasonably request.

                 SECTION 12.6. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the

Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                 SECTION 12.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                 SECTION 12.8. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                 SECTION 12.9. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                 SECTION 12.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                 SECTION 12.11. Successors. All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

                 SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                 SECTION 12.13. Variable Provisions. The Company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Notes.

                 SECTION 12.14. Qualification of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                 SECTION 12.15. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                 SECTION 12.16. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                  ATRIUM COMPANIES, INC.


                                  By: /s/ RANDALL S. FOJTASEK
                                     -----------------------------------
                                     Name:  Randall S. Fojtasek
                                     Title: President and Chief
                                            Executive Officer


                                  H-R WINDOW SUPPLY, INC.


                                  By: /s/ RANDALL S. FOJTASEK
                                     -----------------------------------
                                     Name:  Randall S. Fojtasek
                                     Title: Vice President


                                  VINYL BUILDING SPECIALTIES OF
                                  CONNECTICUT, INC.


                                  By: /s/ RANDALL S. FOJTASEK
                                     -----------------------------------
                                     Name:  Randall S. Fojtasek
                                     Title: President


                                  BISHOP MANUFACTURING CO. OF NEW YORK, INC.


                                  By: /s/ RANDALL S. FOJTASEK
                                     -----------------------------------
                                     Name:  Randall S. Fojtasek
                                     Title: President

                                  BISHOP MANUFACTURING COMPANY, INCORPORATED


                                  By: /s/ RANDALL S. FOJTASEK
                                     -----------------------------------
                                     Name:  Randall S. Fojtasek
                                     Title: President


                                  BISHOP MANUFACTURING COMPANY OF
                                  NEW ENGLAND, INC.


                                  By: /s/ RANDALL S. FOJTASEK
                                     -----------------------------------
                                     Name:  Randall S. Fojtasek
                                     Title: President


                                  UNITED STATES TRUST COMPANY OF
                                  NEW YORK
                                  as Trustee


                                  By: /s/ LOUIS P. YOUNG
                                     -----------------------------------
                                     Name:  Louis P. Young
                                     Title: Vice President

                                                                       EXHIBIT A



       THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE SECURITYHOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR REGISTRAR), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E)

       PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE SECURITYHOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

       UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE, TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO

                                                                       EXHIBIT A
                                                                          Page 3


       TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

       UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT A
                                                                          Page 4


                                                                       CUSIP No:

                               (Front of Security)

No. 1                                                               $___________

                             ATRIUM COMPANIES, INC.

               10 1/2% Senior Subordinated Note due 2006, Series A


ATRIUM COMPANIES, INC., a Delaware corporation, for value received, promises to pay to Cede & Co., as nominee of the Depository Trust Company, or its registered assigns, the principal sum of $100,000,000 on November 15, 2006.

Interest Payment Dates: May 15, and November 15, commencing May 15, 1997.

Record Dates: May 1 and November 1 (whether or not a Business Day).

Additional provisions of this Security are set forth on the other side of this Security.

                                           Dated:

                                           ATRIUM COMPANIES, INC.


                                           By:
                                             -------------------------
                                              Name:
                                              Title:


                                           By:
                                             -------------------------
                                              Name:
                                              Title:


                                                  (SEAL)

(Trustee's Certificate of Authentication)

                                                                       EXHIBIT A
                                                                          Page 5



This is one of the Securities referred
to in the within-mentioned Indenture

United States Trust Company of New York, as Trustee


By:
   -------------------------------
     Authorized Officer

                                                                       EXHIBIT A
                                                                          Page 6


                             (Reverse of Security)

                             ATRIUM COMPANIES, INC.

              10 1/2% SENIOR SUBORDINATED NOTE DUE 2006, SERIES A

              Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

              1. Interest. Atrium Companies, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate and in the manner specified below. The Company shall pay, in cash, interest on the principal amount of this Security at the rate per annum of 10 1/2%. The Company will pay interest semiannually in arrears on May 15 and November 15 of each year (each an "Interest Payment Date"), commencing May 15, 1997, or if any such day is not a Business Day on the next succeeding Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Securities. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 2% per annum in excess of the then applicable interest rate on the Securities; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.


              2. Method of Payment. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the Record Date immediately preceding the Interest Payment Date, even if such Securities are cancelled after such Record Date and on or before such Interest Payment Date. Securityholders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal, premium, if any, and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Securityholder at the Securityholder's registered address.

              3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or

                                                                       EXHIBIT A
                                                                          Page 7


co-registrar without prior notice to any Securityholder. The Company or any Subsidiary Guarantor may act in any such capacity.

              4. Indenture. The Company issued the Securities under an Indenture, dated as of November 27, 1996 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities. The Securities are senior subordinated Obligations of the Company limited to $100,000,000 in aggregate principal amount.

              5. (a) Optional Redemption. Except as indicated in the next succeeding paragraph, the Securities are not redeemable at the Company's option prior to November 15, 2001. Thereafter, the Securities will be redeemable, at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Securities) if redeemed during the 12-month period commencing on November 15 of the years set forth below, plus accrued interest to the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date):


         ANNUAL PERIOD BEGINNING                             REDEMPTION PRICE
         -----------------------                             ----------------
         2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . 105.250%
         2002 . . . . . . . . . . . . . . . . . . . . . . . . . . . 103.500
         2003 . . . . . . . . . . . . . . . . . . . . . . . . . . . 101.750
         2004 and thereafter  . . . . . . . . . . . . . . . . . . . 100.000

                 (b) Optional Redemption Upon Equity Offerings. In addition, at any time and from time to time prior to November 15, 2000, the Company may, at its option, redeem the Securities, in part, with net cash proceeds of one or more Equity Offerings by the Company or Atrium Corporation ("Holding") (to the extent, in the case of Holding, that net cash proceeds thereof are contributed to the common or non-redeemable preferred equity capital of the Company) so long as there is a Public Market at the time of such redemption, at a redemption price equal to 110.500% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption;

                                                                       EXHIBIT A
                                                                          Page 8


provided, however, that after any such redemption the aggregate principal amount of the Securities outstanding must equal at least $65 million. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 12 months after the consummation of any such Equity Offering.

              At any time on or prior to November 15, 2001, the Securities may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption (the "Redemption Date") (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

              "Applicable Premium" means, with respect to a Security at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Security and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Security at November 15, 2001 (such redemption price being described under 5(a) above) plus (2) all required interest payments due on such Security through November 15, 2001, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over (B) the principal amount of such Security.

              "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release
H.15 (519) which has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to November 15, 2001; provided, however, that if the period from the Redemption Date to November 15, 2001 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to November 15, 2001 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                                                                       EXHIBIT A
                                                                          Page 9


              6. Mandatory Redemption. The Securities are not subject to mandatory redemption or sinking fund payments.

              7. Repurchase at Option of Securityholder. (a) If there is a Change of Control, each Holder of Securities will have the right to require the Company to repurchase all or any part of such Holder's Securities at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Within 30 days following any Change of Control, unless the Company has mailed a redemption notice with respect to all the outstanding Securities in connection with such Change of Control, the Company will mail a notice to each Securityholder stating (i) that a Change of Control has occurred and that such Securityholder has the right to require the Company to repurchase all or any part of such Securityholder's Securities at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); (ii) the repurchase date (which will be no earlier then 30 days nor later than 60 days from the date such notice is mailed); and (iii) the instructions, determined by the Company, consistent with the Indenture, that a Securityholder must follow in order to have its Securities repurchased. Securityholders that are subject to an offer to repurchase may elect to have such Securities repurchased by completing the form entitled "Option of Securityholder to Elect Purchase" appearing below.

                 (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to the Indenture, the Company will be required to purchase Securities tendered pursuant to an offer by the Company for the Securities at a purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to the date of repurchase in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the Securities tendered pursuant to the offer is less than the Net Available Cash allotted to the purchase of the Securities, the Company will apply the remaining Net Available Cash in accordance with the Indenture.

              8. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date by first-class mail to each Holder whose Securities are to be redeemed at its registered address. Securities may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held

                                                                       EXHIBIT A
                                                                         Page 10



by a Securityholder are to be redeemed. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

              9. Subordination. The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

              10. Registration Rights. Pursuant to the Registration Rights Agreement, and subject to certain terms and conditions stated therein, the Company will be obligated to consummate an Exchange Offer pursuant to which the Holders of the Initial Securities shall have the right to exchange this Security for Exchange Securities, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respect to the Initial Security. In certain circumstances, and subject to certain terms and conditions, Holders of the Initial Securities shall have the right to receive liquidated damages if the Company shall have failed to fulfill its obligations under the Registration Rights Agreement.

              11. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Securityholder among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Securities to be redeemed and ending at the close of business on the day of selection or during the period between a Record Date and the corresponding Interest Payment Date.

              12. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Security is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Security and for all other purposes whatsoever, whether or not this Security is overdue,

                                                                       EXHIBIT A
                                                                         Page 11


and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Securityholder shall be treated as its owner for all purposes.

              13. Amendments and Waivers. Subject to certain exceptions provided in the Indenture, the Indenture or the Securities may be amended with the consent of the Holders of a majority in principal amount of the then outstanding Securities, and any existing Default or Event of Default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Securityholder, the Indenture or the Securities may be amended to, among other things, cure any ambiguity, defect or inconsistency, to comply with the requirements of the Commission in order to effect or maintain qualification of the Indenture under the TIA or to make any change that does not adversely affect the rights of any Securityholder.

              14. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare the unpaid principal of, and any accrued and unpaid interest on, all the Securities to be due and payable immediately; provided, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Subsidiary Guarantor, all outstanding Securities shall become due and payable immediately without further action or notice. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

              15. Trustee Dealings with the Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, the Subsidiary Guarantors or any Affiliate of the Company or the Subsidiary Guarantors, and may otherwise deal with the Company, the Subsidiary Guarantors and their respective Affiliates as if it were not Trustee.

              16. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur

                                                                       EXHIBIT A
                                                                         Page 12


additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person or, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions provided for in the Indenture. The Company must annually report to the Trustee on compliance with such limitations.

              17. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

              18. Guarantee. Each Subsidiary Guarantor has jointly and severally irrevocably and unconditionally guaranteed, on a senior subordinated basis, the payment of principal, premium, if any, and interest (including interest on overdue principal and overdue interest, if lawful) on the Securities; provided, however, each Subsidiary Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

              19. Defeasance. Subject to certain conditions provided for in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to redemption or maturity, as the case may be.

              20. Governing Law. The Laws of the State of New York shall govern this Security and the Indenture, without regard to principles of conflict of laws.

              21. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

              22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as

                                                                       EXHIBIT A
                                                                         Page 13


contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

              The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Request may be made to:

                          Atrium Companies, Inc.
                          1341 West Mockingbird Lane
                          Suite 1200W
                          Dallas, TX  75247
                          Attention:  Chief Financial Officer

                                                                       EXHIBIT A
                                                                         Page 14


               FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE

                         SENIOR SUBORDINATED GUARANTEE

              The Subsidiary Guarantors (as defined in the Indenture (the "Indenture") referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a "Guarantor," which term includes any successor Person under the Indenture) (i) have jointly and severally irrevocably and unconditionally guaranteed as a primary obligor and not a surety (such guarantee by each Guarantor being referred to herein as the "Guarantee"), (a) the due, full and punctual payment of the principal, premium, if any, and interest on the Securities, whether at stated maturity or interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest, if any, on the Securities, to the extent lawful, (c) the due and punctual performance of all other monetary Obligations of the Company under the Indenture and the Securities to the Securityholders or the Trustee, all in accordance with the terms set forth in Article XI of the Indenture and (d) in case of any extension of time of payment or renewal of any Securities or any such Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity by acceleration or otherwise and (ii) have agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Securityholder in enforcing any rights under this Guarantee.

              The Obligations of each Guarantor to the Securityholders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee. The Obligations of each Guarantor to the Securityholders of Securities and to the trustee pursuant to this Guarantee and the Indenture are subordinated to Guarantor Senior Indebtedness, as defined in the Indenture.

              No stockholder, officer, director or incorporator, as such, past, present or future of any Guarantor shall have any liability under this Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

              This is a continuing Guarantee and, except as otherwise expressly provided for in Article XI of the Indenture, shall remain in full force and effect and shall be binding upon the Guarantor and its successors and assigns until full and final payment of all of the Company's Obligations under the Securities and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Securityholders and,

                                                                       EXHIBIT A
                                                                         Page 15


in the event of any transfer or assignment of rights by any Securityholder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

              This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                                                       EXHIBIT A
                                                                         Page 16


                 THE TERMS OF ARTICLE XI OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

                 Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                  Subsidiary Guarantors:


                                  H-R WINDOW SUPPLY, INC.


                                  By:
                                     ---------------------------
                                     Name:
                                     Title:


                                  VINYL BUILDING SPECIALTIES OF
                                  CONNECTICUT, INC.


                                  By:
                                     ----------------------------
                                     Name:
                                     Title:


                                  BISHOP MANUFACTURING CO. OF
                                  NEW YORK, INC.


                                  By:
                                     ----------------------------
                                     Name:
                                     Title:

                                                                       EXHIBIT A
                                                                         Page 17


                                  BISHOP MANUFACTURING
                                  COMPANY, INCORPORATED


                                  By:
                                     ----------------------------
                                     Name:
                                     Title:


                                  BISHOP MANUFACTURING COMPANY
                                  OF NEW ENGLAND, INC.


                                  By:
                                     ----------------------------
                                     Name:
                                     Title:

                                                                       EXHIBIT A
                                                                         Page 18





                                ASSIGNMENT FORM


         To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

                                                                       EXHIBIT A
                                                                         Page 19



Date:
     --------------------
                                  Your Signature:
                                                 -------------------------------
                                  (Sign exactly as your name appears on the face of this Security)


Signature Guarantee:



--------------------------
(Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements will include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                                                       EXHIBIT A
                                                                         Page 20


                 In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) November 27, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

                                    Check One
                                    ---------
         (1)              to the Company or a subsidiary thereof; or
                 ---
         (2)              pursuant to and in compliance with Rule 144A under the
                 ---      Securities Act; or

         (3)              to an institutional "accredited investor" (as defined
                 ---      in Rule 501(a)(1), (2), (3) or (7) under the
                          Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

         (4)              outside the United States to a "foreign person" in
                 --- compliance with Rule 904 of Regulation S under the Securities Act; or

         (5)              pursuant to the exemption from registration provided
                 ---      by Rule 144 under the Securities Act; or

         (6)              pursuant to an effective registration statement under
                 ---      the Securities Act; or

         (7)              pursuant to another available exemption from the
                 ---      registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Securityholder thereof; provided that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications (including an investment letter in the

                                                                       EXHIBIT A
                                                                         Page 21


case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Securityholder hereof unless and until the conditions to any such transfer of registration set forth herein and in
Section 2.17 of the Indenture shall have been satisfied.


Dated:                         Signed:
      ----------------------          -----------------------------------
                                      (Sign exactly as name appears on
                                      the other side of this Security)


Signature Guarantee:
                    -----------------------------------------------------


              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED


                 The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
      -----------------------    ----------------------------------------
                                     NOTICE:  To be executed by an
                                              executive officer

                                                                       EXHIBIT A
                                                                         Page 22



                   OPTION OF SECURITYHOLDER TO ELECT PURCHASE


                 If you want to elect to have all or any part of this Security purchased by the Company pursuant to Section 4.6 or Section 4.8 of the Indenture check the appropriate box:

                          [ ] Section 4.6          [ ] Section 4.8

                 If you want to have only part of the Security purchased by the Company pursuant to Section 4.6 or Section 4.8 of the Indenture, state the amount you elect to have purchased:


$______________________


Date:_________________

                                  Your Signature:
                                                 -------------------------------
                                  (Sign exactly as your name appears on the face of this Security)

Signature Guarantee:



----------------------------------
(Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements will include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                                                       EXHIBIT B


         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.17 OF THE INDENTURE.

                                                                       EXHIBIT B
                                                                          Page 2


                                                                       CUSIP No:

                              (Front of Security)

No. 1                                                               $
                                                                     -----------
                             ATRIUM COMPANIES, INC.
              10 1/2% Senior Subordinated Note due 2006, Series B


ATRIUM COMPANIES, INC., a Delaware corporation, for value received, promises to pay to Cede & Co., as nominee of the Depository Trust Company, or its registered assigns, the principal sum of $100,000,000 on November 15, 2006.

Interest Payment Dates: May 15 and November 15, commencing May 15, 1997.

Record Dates: May 1 and November 1 (whether or not a Business Day).

Additional provisions of this Security are set forth on the other side of this Security.

                                        Dated:

                                        ATRIUM COMPANIES, INC.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                                          (SEAL)

(Trustee's Certificate of Authentication)

                                                                       EXHIBIT B
                                                                          Page 3



This is one of the Securities referred
to in the within-mentioned Indenture

United States Trust Company of New York, as Trustee


By:
    --------------------------------
     Authorized Officer

                                                                       EXHIBIT B
                                                                          Page 4


                             (Reverse of Security)

                             ATRIUM COMPANIES, INC.

              10 1/2% SENIOR SUBORDINATED NOTE DUE 2006, SERIES B


                 Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

                 1. Interest. Atrium Companies, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate and in the manner specified below. The Company shall pay, in cash, interest on the principal amount of this Security at the rate per annum of 10-1/2%. The Company will pay interest semiannually in arrears on May 15 and November 15 of each year (each an "Interest Payment Date"), commencing May 15, 1997, or if any such day is not a Business Day on the next succeeding Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Securities. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 2% per annum in excess of the then applicable interest rate on the Securities; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

                 2. Method of Payment. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Securityholders at the close of business on the Record Date immediately preceding the Interest Payment Date, even if such Securities are cancelled after such Record Date and on or before such Interest Payment Date. Securityholders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Securityholder at the Securityholder's registered address.

                                                                       EXHIBIT B
                                                                          Page 5


                 3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Securityholder. The Company, or any Subsidiary Guarantor may act in any such capacity.

                 4. Indenture. The Company issued the Securities under an Indenture, dated as of November 27, 1996 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities. The Securities are senior subordinated Obligations of the Company limited to $100,000,000 in aggregate principal amount.

                 5. (a) Optional Redemption. Except as indicated in the next succeeding paragraph, the Securities are not redeemable at the Company's option prior to November 15, 2001. Thereafter, the Securities will be redeemable, at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Securities) if redeemed during the 12-month period commencing on November 15 of the years set forth below, plus accrued interest to the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date):


         ANNUAL PERIOD BEGINNING                             REDEMPTION PRICE
         -----------------------                             ----------------
         2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . 105.250%
         2002 . . . . . . . . . . . . . . . . . . . . . . . . . . . 103.500
         2003 . . . . . . . . . . . . . . . . . . . . . . . . . . . 101.750
         2004 and thereafter  . . . . . . . . . . . . . . . . . . . 100.000


                 (b) Optional Redemption Upon Equity Offerings. In addition, at any time and from time to time prior to November 15, 2000, the Company may, at its option, redeem the Securities, in part, with net cash proceeds of one or more Equity Offerings by the Company or Atrium Corporation ("Holding") (to the extent, in the case of

                                                                       EXHIBIT B
                                                                          Page 6


Holding, that net cash proceeds thereof are contributed to the common or non-redeemable preferred equity capital of the Company) so long as there is a Public Market at the time of such redemption, at a redemption price equal to 110.500% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that after any such redemption the aggregate principal amount of the Securities outstanding must equal at least $65 million. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 12 months after the consummation of any such Equity Offering.

                 At any time on or prior to November 15, 2001, the Securities may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption (the "Redemption Date") (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

                 "Applicable Premium" means, with respect to a Security at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Security and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Security at November 15, 2001 (such redemption price being described under 5(a) above) plus (2) all required interest payments due on such Security through November 15, 2001, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over (B) the principal amount of such Security.

                 "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release
H.15 (519) which has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to November 15, 2001; provided, however, that if the period from the Redemption Date to November 15, 2001 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United

                                                                       EXHIBIT B
                                                                          Page 7


States Treasury securities for which such yields are given, except that if the period from the Redemption Date to November 15, 2001 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                 6. Mandatory Redemption. The Securities are not subject to mandatory redemption or sinking fund payments.

                 7. Repurchase at Option of Securityholder. (a) If there is a Change of Control, each Holder of Securities will have the right to require the Company to repurchase all or any part of such Holder's Securities at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Within 30 days following any Change of Control, unless the Company has mailed a redemption notice with respect to all the outstanding Securities in connection with such Change of Control, the Company will mail a notice to each Securityholder stating (i) that a Change of Control has occurred and that such Securityholder has the right to require the Company to repurchase all or any part of such Securityholder's Securities at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); (ii) the repurchase date (which will be no earlier then 30 days nor later than 60 days from the date such notice is mailed); and (iii) the instructions, determined by the Company, consistent with the Indenture, that a Securityholder must follow in order to have its Securities repurchased. Securityholders that are subject to an offer to repurchase may elect to have such Securities repurchased by completing the form entitled "Option of Securityholder to Elect Purchase" appearing below.

                 (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to the Indenture, the Company will be required to purchase Securities tendered pursuant to an offer by the Company for the Securities at a purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to the date of repurchase in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the Securities tendered pursuant to the offer is less than the Net Available Cash allotted to the purchase of the Securities, the Company will apply the remaining Net Available Cash in accordance with the Indenture.

                                                                       EXHIBIT B
                                                                          Page 8



                 8. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date by first-class mail to each Holder whose Securities are to be redeemed at its registered address. Securities may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Securityholder are to be redeemed. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

                 9. Subordination. The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

                 10. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Securityholder among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities during a period beginning on the opening of business on a Business Day 15 days before the day of any selection of Securities to be redeemed and ending on the close of business on the day of selection or during the period between a Record Date and the corresponding Interest Payment Date.

                 11. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Security is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Security and for all other purposes whatsoever, whether or not this Security is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Securityholder shall be treated as its owner for all purposes.

                 12. Amendments and Waivers. Subject to certain exceptions provided in the Indenture, the Indenture or the Securities may be amended with the consent of the Holders of a majority in principal amount of the then outstanding Securities, and any

                                                                       EXHIBIT B
                                                                          Page 9


existing default or Event of Default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Securityholder, the Indenture or the Securities may be amended to, among other things, cure any ambiguity, defect or inconsistency, to comply with the requirements of the Commission in order to effect or maintain qualification of the Indenture under the TIA Securityholders or to make any change that does not adversely affect the rights of any Securityholder.

                 13. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare the unpaid principal of, and any accrued and unpaid interest on, all the Securities to be due and payable immediately; provided, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Subsidiary Guarantor, all outstanding Securities shall become due and payable immediately without further action or notice. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

                 14. Trustee Dealings with the Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, the Subsidiary Guarantors or any Affiliate of the Company or the Subsidiary Guarantors, and may otherwise deal with the Company, the Subsidiary Guarantors and their respective Affiliates as if it were not Trustee.

                 15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person or, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important

                                                                       EXHIBIT B
                                                                         Page 10


qualifications and exceptions provided for in the Indenture. The Company must annually report to the Trustee on compliance with such limitations.

                 16. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                 17. Guarantee. Each Subsidiary Guarantor has jointly and severally irrevocably and unconditionally guaranteed the payment of principal, premium, if any, and interest (including interest on overdue principal and overdue interest, if lawful) on the Securities; provided, however, each Subsidiary Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.


                 18. Defeasance. Subject to certain conditions provided for in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to redemption or maturity, as the case may be.

                 19. Governing Law. The Laws of the State of New York shall govern this Security and the Indenture, without regard to principles of conflict of laws.

                 20. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                 21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                                                                       EXHIBIT B
                                                                         Page 11



                 The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Request may be made to:

                          Atrium Companies, Inc.
                          1341 West Mockingbird Lane
                          Suite 1200W
                          Dallas, TX  75247
                          Attention:  Chief Financial Officer

                                                                       EXHIBIT B
                                                                         Page 12


               FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE

                         SENIOR SUBORDINATED GUARANTEE

                 The Subsidiary Guarantors (as defined in the Indenture (the "Indenture") referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a "Guarantor," which term includes any successor person under the Indenture) (i) have jointly and severally irrevocably and unconditionally guaranteed as a primary obligor and not a surety, (such guarantee by each Guarantor being referred to herein as the "Guarantee") (a) the due, full and punctual payment of the principal, premium, if any, and interest on the Securities, whether at stated maturity or interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest, if any, on the Securities, to the extent lawful, (c) the due and punctual performance of all other monetary Obligations of the Company under the Indenture and the Securities to the Securityholders or the Trustee, all in accordance with the terms set forth in Article XI of the Indenture and (d) in case of any extension of time of payment or renewal of any Securities or any such Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity by acceleration or otherwise and (ii) have agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Securityholder in enforcing any rights under this Guarantee.

                 The Obligations of each Guarantor to the Securityholders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee. The Obligations of each Guarantor to the Securityholders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are subordinated to Guarantor Senior Indebtedness as defined in the Indenture.

                 No stockholder, officer, director or incorporator, as such, past, present or future of any Guarantor shall have any liability under this Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

                 This is a continuing Guarantee and, except as otherwise expressly provided for in Article XI of the Indenture, shall remain in full force and effect and shall be binding upon the Guarantor and its successors and assigns until full and final payment of all of the Company's Obligations under the Securities and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Securityholders and, in the event of any transfer or assignment of rights by any Securityholder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to

                                                                       EXHIBIT B
                                                                         Page 13


and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

                 This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                                                       EXHIBIT B
                                                                         Page 14


                 THE TERMS OF ARTICLE XI OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

                 Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                  Subsidiary Guarantors:


                                  H-R WINDOW SUPPLY, INC.


                                  By:
                                     ------------------------------
                                     Name:
                                     Title:


                                  VINYL BUILDING SPECIALTIES OF
                                  CONNECTICUT, INC.


                                  By:
                                     ------------------------------
                                     Name:
                                     Title:


                                  BISHOP MANUFACTURING CO. OF
                                  NEW YORK, INC.


                                  By:
                                     ------------------------------
                                     Name:
                                     Title:

                                                                       EXHIBIT B
                                                                         Page 15


                                  BISHOP MANUFACTURING
                                  COMPANY, INCORPORATED


                                  By:
                                     -----------------------------
                                     Name:
                                     Title:


                                  BISHOP MANUFACTURING COMPANY OF
                                  NEW ENGLAND, INC.


                                  By:
                                     -----------------------------
                                     Name:
                                     Title:

                                                                       EXHIBIT B
                                                                         Page 16





                                ASSIGNMENT FORM


         To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

                                                                       EXHIBIT B
                                                                         Page 17


Date:
     ---------------

                                  Your Signature:
                                                   ---------------------------
                                  (Sign exactly as your name appears on the face of this Security)


Signature Guarantee:



--------------------------
(Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements will include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                                                       EXHIBIT B
                                                                         Page 18


                   OPTION OF SECURITYHOLDER TO ELECT PURCHASE


                 If you want to elect to have all or any part of this Security purchased by the Company pursuant to Section 4.6 or Section 4.8 of the Indenture check the appropriate box:

                          [ ] Section 4.6          [ ] Section 4.8

                 If you want to have only part of the Security purchased by the Company pursuant to Section 4.6 or Section 4.8 of the Indenture, state the amount you elect to have purchased:


$
 ---------------------

Date:
     -----------------
                                  Your Signature:
                                                   ---------------------------
                                  (Sign exactly as your name appears on the face of this Security)

Signature Guarantee:


----------------------
(Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements will include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                                                       EXHIBIT C




                           Form of Certificate To Be
                          Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors



United States Trust Company of New York
114 West 47th Street
New York, New York  10036-1532

Attention: Corporate Trust Department


         Re:     Atrium Companies, Inc.
                 10-1/2% Senior Subordinated Notes due 2006

Ladies and Gentlemen:

                 In connection with our proposed purchase of 10-1/2% Senior Subordinated Notes due 2006 (the "Securities") of Atrium Companies, Inc. (the "Company"), we confirm that:

                 1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated November 22, 1996 relating to the Securities and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages A-1 and A-2 of the Offering Memorandum and in the section entitled "Transfer Restrictions" of the Offering Memorandum including the restrictions on duplication and circulation of the Offering Memorandum.

                 2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture relating to the Securities (as described in the Offering Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                                                                       EXHIBIT C
                                                                          Page 2





                 3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Securities prior to the date which is three years after the original issuance of the Securities, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture relating to the Securities), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

                 4. We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

                 5. We understand that, on any proposed resale of any Securities, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

                 6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

                 7. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                 You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                   Very truly yours,



                                                   By:
                                                      -------------------------
                                                      Name:

                                                                       EXHIBIT D




                      Form of Certificate To Be Delivered
                          in Connection with Transfers
                           Pursuant to Regulation S




                                                           ---------------, ----


United States Trust Company of New York
114 West 47th Street
New York, New York  10036-1532

Attention: Corporate Trust Department


         Re:     Atrium Companies, Inc.
                 (the "Company") 10 1/2% Senior Subordinated
                 Notes due 2006 (the "Securities")

Ladies and Gentlemen:

                 In connection with our proposed sale of $_____________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                 (1) the offer of the Securities was not made to a Person in the United States;

                 (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities

                                                                       EXHIBIT D
                                                                          Page 2




         market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                 (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                 (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                 (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

                 You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                           Very truly yours,

                                           [Name of Transferor]


                                           By:
                                              -------------------------------
                                              Authorized Signature